                                                                  EXECUTION COPY

                                                                     EXHIBIT 4.8

================================================================================

                             Flowserve Finance B.V.
                                     Issuer

                           The Guarantors named herein

                 12-1/4% Senior Subordinated Securities Due 2010

                                   ----------

                                    INDENTURE

                           Dated as of August 8, 2000

                                   ----------

                              The Bank of New York
                                     Trustee

================================================================================

                              CROSS-REFERENCE TABLE

  TIA                                                           Indenture
Section                                                         Section
-------                                                         ---------
310(a)(1)       .........................................     7.10
   (a)(2)       .........................................     7.10
   (a)(3)       .........................................     N.A.
   (a)(4)       .........................................     N.A.
   (b)          .........................................     7.08; 7.10
   (c)          .........................................     N.A.
311(a)          .........................................     7.11
   (b)          .........................................     7.11
   (c)          .........................................     N.A.
312(a)          .........................................     2.05
   (b)          .........................................     13.03
   (c)          .........................................     13.03
313(a)          .........................................     7.06
   (b)(1)       .........................................     N.A.
   (b)(2)       .........................................     7.06
   (c)          .........................................     11.02
   (d)          .........................................     7.06
314(a)          .........................................     4.02; 4.11; 13.02
   (b)          .........................................     N.A.
   (c)(1)       .........................................     13.04
   (c)(2)       .........................................     13.04
   (c)(3)       .........................................     N.A.
   (d)          .........................................     N.A.
   (e)          .........................................     13.05
   (f)          .........................................     4.10
315(a)          .........................................     7.01
   (b)          .........................................     7.05; 13.02
   (c)          .........................................     7.01
   (d)          .........................................     7.01
   (e)          .........................................     6.11
316(a)(last sentence)....................................     13.06
   (a)(1)(A)    .........................................     6.05
   (a)(1)(B)    .........................................     6.04
   (a)(2)       .........................................     N.A.
   (b)          .........................................     6.07
317(a)(1)       .........................................     6.08
   (a)(2)       .........................................     6.09
   (b)          .........................................     2.04
318(a)          .........................................     13.01

                           N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE 1

                   Definitions and Incorporation by Reference

SECTION 1.01.  Definitions.....................................................1
SECTION 1.02.  Other Definitions  ............................................31
SECTION 1.03.  Incorporation by Reference of Trust Indenture Act..............31
SECTION 1.04.  Rules of Construction..........................................32
SECTION 1.05.  Acts of Holders    ............................................32

                                    ARTICLE 2

                                 The Securities

SECTION 2.01.  Form and Dating................................................33
SECTION 2.02.  Execution and Authentication...................................34
SECTION 2.03.  Registrar and Paying Agent.....................................34
SECTION 2.04.  Paying Agent To Hold Money in Trust............................35
SECTION 2.05.  Securityholder Lists...........................................36
SECTION 2.06.  Transfer and Exchange..........................................36
SECTION 2.07.  Replacement Securities.........................................36
SECTION 2.08.  Outstanding Securities.........................................37
SECTION 2.09.  Temporary Securities...........................................38
SECTION 2.10.  Cancellation       ............................................38
SECTION 2.11.  Defaulted Interest ............................................38
SECTION 2.12.  CUSIP, ISIN and Common Code Numbers............................38
SECTION 2.13.  Issuance of Additional Securities..............................38

                                    ARTICLE 3

                                   Redemption

SECTION 3.01.  Notices to Trustee ............................................39
SECTION 3.02.  Selection of Securities To Be Redeemed.........................40
SECTION 3.03.  Notice of Redemption...........................................40
SECTION 3.04.  Effect of Notice of Redemption.................................41
SECTION 3.05.  Deposit of Redemption Price....................................41
SECTION 3.06.  Securities Redeemed in Part....................................41


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
                                                                            Page
                                                                            ----

                                    ARTICLE 4

                                    Covenants

SECTION 4.01.  Payment of Securities..........................................41
SECTION 4.02.  SEC Reports....................................................42
SECTION 4.03.  Limitation on Indebtedness.....................................42
SECTION 4.04.  Limitation on Restricted Payments..............................47
SECTION 4.05.  Limitation on Restrictions on Distributions from Restricted
                   Subsidiaries...............................................50
SECTION 4.06.  Limitation on Sales of Assets and Subsidiary Stock.............52
SECTION 4.07.  Limitation on Affiliate Transactions...........................56
SECTION 4.08.  Limitation on the Sale or Issuance of Capital Stock of
                   Restricted Subsidiaries....................................57
SECTION 4.09.  Change of Control  ............................................58
SECTION 4.10.  Excess Cash Flow Repurchase Offer..............................60
SECTION 4.11.  Future Guarantors  ............................................63
SECTION 4.12.  Additional Amounts ............................................64
SECTION 4.13.  Compliance Certificate.........................................65
SECTION 4.14.  Further Instruments and Acts...................................66
SECTION 4.15.  Ownership of the Issuer........................................66
SECTION 4.16.  Limitation on Business Activities of the Issuer................66
SECTION 4.17.  Limitation on Use of Proceeds..................................66

                                    ARTICLE 5

                                Successor Company

SECTION 5.01.  When the Company or Issuer May Merge or Transfer Assets........66

                                    ARTICLE 6

                              Defaults and Remedies

SECTION 6.01.  Events of Default..............................................69
SECTION 6.02.  Acceleration...................................................72
SECTION 6.03.  Other Remedies.................................................72
SECTION 6.04.  Waiver of Past Defaults........................................72
SECTION 6.05.  Control by Majority............................................73
SECTION 6.06.  Limitation on Suits............................................73
SECTION 6.07.  Rights of Holders To Receive Payment...........................73
SECTION 6.08.  Collection Suit by Trustee.....................................74
SECTION 6.09.  Trustee May File Proofs of Claim...............................74
SECTION 6.10.  Priorities.....................................................74
SECTION 6.11.  Undertaking for Costs..........................................75
SECTION 6.12.  Waiver of Stay or Extension Laws...............................75


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
                                                                            Page
                                                                            ----

                                    ARTICLE 7

                                     Trustee

SECTION 7.01.  Duties of Trustee..............................................75
SECTION 7.02.  Rights of Trustee..............................................77
SECTION 7.03.  Individual Rights of Trustee...................................78
SECTION 7.04.  Trustee's Disclaimer...........................................78
SECTION 7.05.  Notice of Defaults.............................................78
SECTION 7.06.  Reports by Trustee to Holders..................................78
SECTION 7.07.  Compensation and Indemnity.....................................79
SECTION 7.08.  Replacement of Trustee.........................................80
SECTION 7.09.  Successor Trustee by Merger....................................81
SECTION 7.10.  Eligibility; Disqualification..................................81
SECTION 7.11.  Preferential Collection of Claims Against Issuer...............81

                                    ARTICLE 8

                       Discharge of Indenture; Defeasance

SECTION 8.01.  Discharge of Liability on Securities; Defeasance...............81
SECTION 8.02.  Conditions to Defeasance.......................................83
SECTION 8.03.  Application of Trust Money.....................................85
SECTION 8.04.  Repayment to Issuer............................................85
SECTION 8.05.  Indemnity for Government Obligations...........................85
SECTION 8.06.  Reinstatement..................................................85

                                    ARTICLE 9

                                   Amendments

SECTION 9.01.  Without Consent of Holders.....................................86
SECTION 9.02.  With Consent of Holders........................................87
SECTION 9.03.  Compliance with Trust Indenture Act............................88
SECTION 9.04.  Revocation and Effect of Consents and Waivers..................88
SECTION 9.05.  Notation on or Exchange of Securities..........................89
SECTION 9.06.  Trustee To Sign Amendments.....................................89
SECTION 9.07.  Payment for Consent............................................89

                                   ARTICLE 10

                                  Subordination

SECTION 10.01.  Agreement To Subordinate......................................89
SECTION 10.02.  Liquidation, Dissolution, Bankruptcy..........................90
SECTION 10.03.  Default on Senior Indebtedness of the Issuer..................90
SECTION 10.04.  Acceleration of Payment of Securities.........................91
SECTION 10.05.  When Distribution Must Be Paid Over...........................92


                                       3
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
                                                                            Page
                                                                            ----

SECTION 10.06.  Subrogation...................................................92
SECTION 10.07.  Relative Rights...............................................92
SECTION 10.08.  Subordination May Not Be Impaired by Issuer...................92
SECTION 10.09.  Rights of Trustee and Paying Agent............................93
SECTION 10.10.  Distribution or Notice to Representative......................93
SECTION 10.11.  Article 10 Not To Prevent Events of Default or Limit
                    Right To Accelerate.......................................93
SECTION 10.12.  Trust Moneys Not Subordinated.................................93
SECTION 10.13.  Trustee Entitled To Rely......................................94
SECTION 10.14.  Trustee To Effectuate Subordination. Each Securityholder
                    by accepting a Security authorizes........................94
SECTION 10.15.  Trustee Not Fiduciary for Holders of Senior Indebtedness
                    of the Issuer.............................................94
SECTION 10.16.  Reliance by Holders of Senior Indebtedness of the Issuer
                    on Subordination Provisions...............................95

                                   ARTICLE 11

                              The Company Guaranty

SECTION 11.01.  The Company Guaranty..........................................95
SECTION 11.02.  Successors and Assigns........................................97
SECTION 11.03.  No Waiver.....................................................97
SECTION 11.04.  Modification..................................................98

                                   ARTICLE 12

                      Subordination of the Company Guaranty

SECTION 12.01.  Agreement To Subordinate......................................98
SECTION 12.02.  Liquidation, Dissolution, Bankruptcy..........................98
SECTION 12.03.  Default on Senior Indebtedness of  the Company................99
SECTION 12.04.  Demand for Payment...........................................100
SECTION 12.05.  When Distribution Must Be Paid Over..........................100
SECTION 12.06.  Subrogation..................................................100
SECTION 12.07.  Relative Rights..............................................101
SECTION 12.08.  Subordination May Not Be Impaired by Company.................101
SECTION 12.09.  Rights of Trustee and Paying Agent...........................101
SECTION 12.10.  Distribution or Notice to Representative.....................102
SECTION 12.11.  Article 12 Not To Prevent Events of Default or Limit
                    Right To Demand Payment..................................102
SECTION 12.12.  Trustee Entitled To Rely.....................................102
SECTION 12.13.  Trustee To Effectuate Subordination..........................102


                                       4
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
                                                                            Page
                                                                            ----

SECTION 12.14.  Trustee Not Fiduciary for Holders  of Senior Indebtedness
                    of the Company...........................................103
SECTION 12.15.  Reliance by Holders of Senior Indebtedness of the
                    Company on Subordination Provisions......................103

                                   ARTICLE 13

                              Subsidiary Guaranties

SECTION 13.01.  Guaranties...................................................103
SECTION 13.02.  Limitation on Liability......................................106
SECTION 13.03.  Successors and Assigns.......................................106
SECTION 13.04.  No Waiver....................................................106
SECTION 13.05.  Modification.................................................106
SECTION 13.06.  Release of Subsidiary Guarantor..............................107

                                   ARTICLE 14

                     Subordination of Subsidiary Guaranties

SECTION 14.01.  Agreement To Subordinate.....................................107
SECTION 14.02.  Liquidation, Dissolution, Bankruptcy.........................107
SECTION 14.03.  Default on Senior Indebtedness of Subsidiary Guarantor.......108
SECTION 14.04.  Demand for Payment...........................................109
SECTION 14.05.  When Distribution Must Be Paid Over..........................109
SECTION 14.06.  Subrogation..................................................110
SECTION 14.07.  Relative Rights..............................................110
SECTION 14.08.  Subordination May Not Be Impaired by Issuer or any
                    Subsidiary Guarantor.....................................110
SECTION 14.09.  Rights of Trustee and Paying Agent...........................110
SECTION 14.10.  Distribution or Notice to Representative.....................111
SECTION 14.11.  Article 14 Not To Prevent Events of Default or Limit Right
                    To Demand Payment........................................111
SECTION 14.12.  Trustee Entitled To Rely.....................................111
SECTION 14.13.  Trustee To Effectuate Subordination..........................112
SECTION 14.14.  Trustee Not Fiduciary for Holders of Senior Indebtedness
                    of Subsidiary Guarantor..................................112
SECTION 14.15.  Reliance by Holders of Senior Indebtedness of Subsidiary
                    Guarantors on Subordination Provisions...................112

                                   ARTICLE 15

                                  Miscellaneous

SECTION 15.01.  Trust Indenture Act Controls.................................113


                                       5
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
                                                                            Page
                                                                            ----

SECTION 15.02.  Notices......................................................113
SECTION 15.03.  Consent to Jurisdiction and Service..........................114
SECTION 15.04.  Communication by Holders with Other Holders..................114
SECTION 15.05.  Certificate and Opinion as to Conditions Precedent...........114
SECTION 15.06.  Statements Required in Certificate or Opinion................115
SECTION 15.07.  When Securities Disregarded..................................115
SECTION 15.08.  Rules by Trustee, Paying Agent and Registrar.................115
SECTION 15.09.  Legal Holidays...............................................115
SECTION 15.10.  Governing Law................................................116
SECTION 15.11.  No Recourse Against Others...................................116
SECTION 15.12.  Successors...................................................116
SECTION 15.13.  Multiple Originals...........................................116
SECTION 15.14.  Table of Contents; Headings..................................116

Rule 144A/Regulation S Appendix

Exhibit 1      -    Form of Initial Security

Exhibit A      -    Form of Face of Exchange Security or Private
                    Exchange Security

Exhibit B-1    -    Form of Certification to be Given by Holder
                    of Beneficial Interest in a Temporary
                    Regulation S Global Security

Exhibit B-2    -    Form of Euroclear and Clearstream Certificate

                                    INDENTURE dated as of August 8, 2000, among
                           Flowserve Finance B.V., a Netherlands besloten vennootschap with corporate seat in Amsterdam (the "Issuer"), the GUARANTORS named herein and The Bank of New York, a New York banking corporation(the "Trustee").

                  Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Issuer's Initial Securities, Exchange Securities and Private Exchange Securities (collectively, the "Securities"):

                                    ARTICLE 1

                   Definitions and Incorporation by Reference

                  SECTION 1.01. Definitions.

                  "Acquisition" means the acquisition by the Company, directly or indirectly, of 100% of the partnership interests of Ingersoll-Dresser Pump Company.

                  "Additional Assets" means any:

                  (1)      property, plant or equipment used in a Related
                           Business;

                  (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

                  (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clause (2) or (3) above is primarily engaged in a Related Business.

                  "Additional Dollar Notes" means, subject to the Company's compliance with Section 4.03, 12-1/4% Senior Subordinated Securities Due 2010 issued from time to time after the Issue Date under the terms of the Dollar Notes Indenture (other than pursuant to Section 2.06, 2.07, 2.09 or 3.06 of the Dollar Notes Indenture and other than Dollar Notes Exchange Securities or Dollar Notes Private Exchange Securities (in each case as defined in the Dollar Notes

Indenture) issued pursuant to an exchange offer for other Dollar Notes outstanding under the Dollar Notes Indenture).

                  "Additional Securities" means, subject to the Company's compliance with Section 4.03, 12-1/4% Senior Subordinated Securities Due 2010 issued from time to time after the Issue Date under the terms of this Indenture (other than pursuant to Section 2.06, 2.07, 2.09 or 3.06 of this Indenture and other than Exchange Securities or Private Exchange Securities issued pursuant to an exchange offer for other Securities outstanding under this Indenture).

                  "Affiliate" of any specified Person means: (1) any other Person, directly or indirectly, controlling or controlled by; or (2) under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Sections 4.04, 4.06 and 4.07 only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

                  "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of:

                  (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

                  (2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or

                  (3) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary

(other than, in the case of clauses (1), (2) and (3), (A) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary (or to a Restricted Subsidiary so long as the aggregate fair market value of all assets transferred to Restricted Subsidiaries pursuant to this clause (A) does not exceed $50.0 million); (B) for purposes of Section 4.06 only, a disposition that constitutes a Restricted Payment permitted by Section 4.04 or a Permitted Investment; (C) sales or other dispositions of obsolete, worn-out or otherwise unsuitable assets or excess equipment in the ordinary course of business; and (D) a disposition of assets with a fair market value of less than $1,000,000).

                  Notwithstanding anything to the contrary set forth above, (x) unless, at the time of such disposition, the Company has Investment Grade Status, a disposition of Receivables and Related Assets shall be deemed to constitute an Asset Disposition and (y) a disposition of all or substantially all the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of Sections 4.09 and/or 5.01 and not by the provisions of Section 4.06.

                  "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

                  "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (1) the sum of the products of numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by
(2) the sum of all such payments.

                  "Bank Indebtedness" means all Obligations pursuant to the Credit Agreement.

                  "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board and (in the case of the Issuer) the management board of the Issuer.

                  "Business Day" means each day other than a Saturday, Sunday or a day on which commercial banking institutions are authorized or required by law to close in New York City, Amsterdam, London or Luxembourg.

                  "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

                  "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

                  "Change of Control" means the occurrence of any of the following events:

                  (1) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of a majority of the total voting power of the Voting Stock of the Company (for the purposes of this clause (1), such other person shall be deemed to beneficially own any Voting Stock of a Person (the "specified person") held by an other Person (the "parent entity"), if such other person is the beneficial owner (as defined in this clause (1)), directly or indirectly, of a majority of the voting power of the Voting Stock of such parent entity);

                  (2) individuals who on the Issue Date constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of 66-2/3% of the directors of the Company then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

                  (3) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person, other than a transaction following which in the case of a merger or consolidation transaction, securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) constitute at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Commodity Agreement" means, in respect of a Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices.

                  "Company" means the party named as such in the Dollar Notes Indenture until a successor replaces it, and thereafter, means the successor and, for the purposes of any provision contained therein and required by the TIA, each other obligor on the Dollar Notes.

                  "Company Guaranty" means the Guarantee by the Company of the Issuer's obligations with respect to the Securities.

                  "Consent Decree" means the consent decree entered on July 28, 2000 in the U.S. District Court for the District of Columbia in the matter of United States of America v. Flowserve Corporation, Ingersoll-Dresser Pump Company and Ingersoll-Rand Company relating to the purchase of Ingersoll-Dresser Pump Company by the Company.

                  "Consent Decree Assets" means the assets identified in the Consent Decree that the Company, Ingersoll-Dresser Pump Company and Ingersoll-Rand Company have been ordered and directed to divest in connection with the Acquisition.

                  "Consolidated Coverage Ratio" as of any date of determination means the ratio of

                  (x) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available ending on or prior to the date of such determination to

                  (y) Consolidated Interest Expense for such four fiscal quarters;

provided, however, that:

                  (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period;

                  (2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

                  (3) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

                  (4) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

                  (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer (and shall include any applicable Pro Forma Cost Savings). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest of such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

                  "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, without duplication:

                  (1) interest expense attributable to capital leases and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction;

                  (2) amortization of debt discount and debt issuance cost;

                  (3) capitalized interest;

                  (4) non-cash interest expenses;

                  (5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

                  (6) net payments pursuant to Hedging Obligations;

                  (7) Preferred Stock dividends in respect of all Preferred Stock held by Persons other than the Company or a Wholly Owned Subsidiary (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of the issuer of such Preferred Stock);

                  (8) interest incurred in connection with Investments in discontinued operations;

                  (9) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary and there shall have occurred and continues an event of default under such Indebtedness or any payment is actually made in respect of such Guarantee;

                  (10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust; and

                  (11) any premiums, fees, discounts, expenses and losses on the sale of Receivables and Related Assets (and any amortization thereof) payable in connection with a Receivables Program, as determined on a consolidated basis in conformity with GAAP.

                  "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

                  (1) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

                           (A) subject to the exclusion contained in clause (4)
                  below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below); and

                           (B) the Company's equity in a net loss of any such
                  Person for such period shall be included in determining such Consolidated Net Income;

                  (2) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

                  (3) any net income of any Restricted Subsidiary that is not a Subsidiary Guarantor if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

                           (A) subject to the exclusion contained in clause (4)
                  below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

                           (B) the Company's equity in a net loss of any such
                  Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

                  (4) any gain (but not loss) realized upon the sale or other disposition of any assets (other than any Consent Decree Assets) of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person;

                  (5) extraordinary gains or losses; and

                  (6) the cumulative effect of a change in accounting principles.

Notwithstanding the foregoing, for the purposes of Section 4.04 only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of the Investments or return of capital to the Company or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under Section 4.04(a)(3)(C).

                  "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as the sum of:

                  (1) the par or stated value of all outstanding Capital Stock of the Company plus

                  (2) paid-in capital or capital surplus relating to such Capital Stock plus

                  (3)      any retained earnings or earned surplus

less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock. In determining "Consolidated Net Worth," the Company shall exclude the impact of any write-off of deferred financing fees occurring in connection with any transaction subject to Section 5.01 of this Indenture for the purpose of which the determination is being made.

                  "Corporate Trust Office" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the dated hereof is located at 101 Barclay Street, Floor 21 West, New York, New York 10286. Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Issuer).

                  "Credit Agreement" means the Credit Agreement to be entered into by and among the Company, certain of its Subsidiaries, the lenders referred to therein, Credit Suisse First Boston, New York branch, as Syndication Agent, Bank of America, N.A., as Administrative Agent, Collateral Agent and Swingline Lender, and ABN-AMRO Bank N.V., Bank One, and Salomon Smith Barney, Inc., as Co-Documentation Agents, together with the related documents thereto (including the term loans and revolving loans thereunder, any guarantees and security documents), as amended, extended, renewed, restated, refinanced, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or group of lenders.

                  "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values.

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Designated Senior Indebtedness" with respect to a Person means (1) the Bank Indebtedness; and (2) any other Senior Indebtedness of such Person which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25.0 million and is specifically designated by such Person in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of this Indenture.

                  "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

                  (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

                  (2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

                  (3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the first anniversary of the Stated Maturity of the Securities; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Securities shall not constitute Disqualified Stock if (1) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Securities in Sections 4.06 and 4.09; and (2) any such requirement only becomes operative after compliance with such terms applicable to the Securities, including the purchase of any Securities tendered pursuant thereto.

                  "Dollar Notes" means the 12-1/4% Senior Subordinated Notes due 2010 (as defined therein) issued pursuant to the Dollar Notes Indenture.

                  "Dollar Notes Indenture" means the Indenture dated August 8, 2000 among the Company, the Bank of New York, and the guarantors named therein.

                  "Dollar Notes Holder" means the person in whose name a Dollar
Note is registered on the Registrar's (as defined in the Dollar Notes Indenture) books.

                  "EBITDA" for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net Income:

                  (1) all income tax expense of the Company and its consolidated Restricted Subsidiaries;

                  (2) Consolidated Interest Expense;

                  (3) depreciation and amortization expense of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid operating activity item that was paid in cash in a prior period);

                  (4) all other non-cash charges of the Company and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period); and

                  (5) cash integration and restructuring charges in connection with the Acquisition and taken with respect to periods ended on or prior to December 31, 2001, in an aggregate amount not to exceed $65.0 million;

in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non- cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

                  "Eligible Indebtedness" means any indebtedness other than:

                  (1) Indebtedness in the form of, or represented by, bonds or other securities or any guarantee thereof (other than a guarantee of Indebtedness of the Company in the form of, or represented by, bonds or other securities); and

                  (2) Indebtedness that is, or may be, quoted, listed or purchased and sold on any stock exchange, automated trading system or over-the-counter or other securities market (including, without prejudice to the generality of the foregoing, the market for securities eligible for resale pursuant to Rule 144A under the Securities Act).

                  "European Economic Area" means the member nations of the European Economic Area pursuant to the Oporto Agreement on the European Economic Area dated May 2, 1992, as amended.

                  "Euro Equivalent" means with respect to any monetary amount in a currency other than Euros, at any time of determination thereof, the amount of Euros obtained by converting such foreign currency involved in such computation into Euros at the spot rate for the purchase of Euros with the applicable foreign currency as published in The Wall Street Journal in the "Exchange Rates" column under the heading "Currency Trading" on the date two Business Days prior to such determination.

                  "European Government Obligations" means direct non-callable obligations of, or non-callable obligations permitted by, any member nation of the European Union, the payment or guarantee of which is secured by the full faith and credit of the respective nation, provided that such nation has a credit rating at least equal to that of the highest rated member nation of the European Economic Area.

                  "European Union" means the member nations to the third stage of economic and monetary union pursuant to the Treaty of Rome establishing the European Community, as amended by the Treaty on European Union, signed at Maastricht on February 7, 1992.

                  "Excess Cash Flow", with respect to the Company, has the meaning specified in the Credit Agreement as in effect on the Issue Date.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Securities" means the debt securities of the Issuer issued pursuant to this Indenture in exchange for, and in an aggregate principal amount equal to, the Initial Securities, in compliance with the terms of the Registration Rights Agreement.

                  "Facilities" means the Term Loan Facilities and the Revolving Credit Facilities.

                  "Foreign Restricted Subsidiary" means a Restricted Subsidiary that is incorporated in a jurisdiction other than the United States or a State thereof or the District of Columbia and with respect to which more than 80% of any of its sales, earnings or assets (determined on a consolidated basis in accordance with GAAP) are located in, generated from or derived from operations located in territories outside of the United States of America and jurisdictions outside the United States of America.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in:

                  (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

                  (2) statements and pronouncements of the Financial Accounting Standards Board;

                  (3) such other statements by such other entity as approved by a significant segment of the accounting profession; and

                  (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to
         Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

                  (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

                  (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

                  "Guaranty Agreement" means a supplemental indenture, in a form satisfactory to the Trustee, pursuant to which a Subsidiary Guarantor guarantees the Issuer's obligations with respect to the Securities on the terms provided for in this Indenture.

                  "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

                  "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

                  "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

                  "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

                  (1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

                  (2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

                  (3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

                  (4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance, bank guaranty or similar credit transaction (other than obligations with respect thereto securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit, banker's acceptances, bank guaranties or similar credit transactions are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment thereon);

                  (5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such Person, the principal amount of such Preferred Stock to be determined in accordance with this Indenture (but excluding, in each case, any accrued dividends);

                  (6) all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

                  (7) all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets and the amount of the obligation so secured; and

                  (8) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

                  "Indenture" means this Indenture as amended or supplemented from time to time.

                  "Intercompany Loans" means the loans by the Issuer to the Company or any of the Company's Wholly Owned Subsidiaries.

                  "Interest Rate Agreement" means in respect of a Person any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates.

                  "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary", the definition of "Restricted Payment" and Section 4.04:

                  (1) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Company's "Investment" in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

                  (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

                  "Investment Grade Status" means that the credit rating of the Company's senior unsecured, non-credit- enhanced long-term debt is (a) "BBB-" or higher according to Standard & Poor's Rating Group or (b) "Baa3" or higher according to Moody's Investors Service, Inc.

                  "Issuer" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

                  "Issue Date" means August 8, 2000.

                  "Lenders" has the meaning specified in the Credit Agreement.

                  "Leverage Ratio" has the meaning specified in the Credit Agreement as in effect on the Issue Date.

                  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

                  "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form), in each case net of:

                  (1) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

                  (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

                  (3) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition; and

                  (4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

                  "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                  "Obligations" means with respect to any Indebtedness all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

                  "OECD" means the Organization for Economic Cooperation and Development.

                  "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company or (in the case of the Issuer) any managing director of the Issuer.

                  "Officers' Certificate" means a certificate signed by two Officers.

                  "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company, the Issuer or the Trustee.

                  "Permitted Employee Stock Purchase Loans" means loans, in an aggregate amount outstanding at any time not to exceed $30.0 million, made by third parties (other than any Affiliate of the Company) to employees of the Company and its Subsidiaries who are participants in the Company's stock purchase program to enable such employees to purchase common stock of the Company.

                  "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in:

                  (1) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

                  (2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;

                  (3) cash and Temporary Cash Investments;

                  (4) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

                  (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

                  (6) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary, but in any event not to exceed $5.0 million in the aggregate outstanding at any one time;

                  (7) guaranties of Permitted Employee Stock Purchase Loans;

                  (8) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

                  (9) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to the covenant described under Section 4.06;

                  (10) so long as no Default shall have occurred and be continuing (or result therefrom), in Unrestricted Subsidiaries in an aggregate amount which, when taken together with the amount of all other Investments made pursuant to this clause (10) which at such time have not been repaid, does not exceed $25.0 million;

                  (11) so long as no Default shall have occurred and be continuing (or result therefrom), in any Person in an aggregate amount which, when taken together with the amount of all other Investments made pursuant to this clause (11) which at such time have not been repaid, does not exceed $25.0 million; and

                  (12) a trust, limited liability company, special purpose entity or other similar entity in connection with a Receivables Program; provided, however, that (A) such Investment is made by a Receivables Subsidiary and (B) the only assets transferred to such trust, limited liability company, special purpose entity or other similar entity consist of Receivables and Related Assets of such Receivables Subsidiary.

                  "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

                  "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

                  "Pro Forma Cost Savings" means, with respect to any period, the reduction in costs that were (1) directly attributable to an asset acquisition and calculated on a basis that is consistent with Regulation S-X under the Securities Act in effect and applied as of the Issue Date; or (2) implemented by the business that was the subject of any such asset acquisition within 6 months of the date of such asset acquisition and that are supportable and quantifiable by the underlying accounting records of such business, in the case of each of (1) and (2), as if such reduction in costs had been effected as of the beginning of such period.

                  "Public Equity Offering" means an underwritten primary public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act.

                  "Receivables and Related Assets" means accounts receivable, instruments, chattel paper, obligations, general intangibles and other similar assets, including interest in merchandise or goods, the sale or lease of which give rise to the foregoing, related contractual rights, guarantees, insurance proceeds, collections, other related assets and proceeds of all the foregoing.

                  "Receivables Program" means with respect to any Person, any accounts receivable securitization program pursuant to which such Person pledges, sells or otherwise transfers or encumbers its accounts receivable, including a trust, limited liability company, special purpose entity or other similar entity.

                  "Receivables Subsidiary" means a Wholly Owned Subsidiary (i) created for the purpose of financing receivables created in the ordinary course of business of the Company and its Subsidiaries and (ii) the sole assets of which consist of Receivables and Related Assets of the Company and its Subsidiaries and related Permitted Investments.

                  "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

                  "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company, the Issuer or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

                  (1) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

                  (2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced; and

                  (3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

                  "Registration Rights Agreement" means the Registration Rights Agreement dated August 3, 2000 among the Company, the Issuer, the Subsidiary Guarantors, Credit Suisse First Boston (Europe) Limited, Bank of America International Limited, ABN AMRO Bank N.V. and First Chicago Limited.

                  "Related Business" means any business in which the Company was engaged on the Issue Date and any business related, ancillary or complementary to any business of the Company in which the Company was engaged on the Issue Date or any industrial manufacturing or related services business.

                  "Representative" means with respect to a Person any trustee, agent or representative (if any) for an issue of Senior Indebtedness of such Person.

                  "Restricted Payment" with respect to any Person means:

                  (1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to the Company or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

                  (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);

                  (3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of such Person (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition); or

                  (4) the making of any Investment (other than a Permitted Investment) in any Person.

                  In determining the amount of any Restricted Payment made in property other than cash, such amount shall be the fair market value of such property at the time of such Restricted Payment, as determined in good faith by the Board of Directors of the Company.

                  "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

                  "Revolving Credit Facility" means the revolving credit facility contained in the Credit Agreement and any other facility or financing arrangement that Refinances, in whole or in part, any such revolving credit facility.

                  "Sale/Leaseback Transaction" means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

                  "SEC" means the Securities and Exchange Commission.

                  "Secured Indebtedness" means with respect to any Person any Indebtedness of such Person secured by a Lien.

                  "Senior Indebtedness" means with respect to any Person:

                  (1) Bank Indebtedness of or guaranteed by such Person, whether outstanding on the Issue Date or thereafter Incurred;

                  (2) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred; and

                  (3) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not a claim for post-filing interest is allowed or allowable in such proceeding) in respect of (A) such Bank Indebtedness; (B) indebtedness of such Person for money borrowed and (C) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the Securities; provided, however, that Senior Indebtedness shall not include:

                  (1) any obligation of such Person to any Subsidiary;

                  (2) any liability for Federal, state, local or other taxes owed or owing by such Person;

                  (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

                  (4) any Indebtedness of such Person (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect to any other Indebtedness or other obligation of such Person; or

                  (5) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the Indenture.

                  "Senior Subordinated Indebtedness" means, with respect to a Person, the Securities (in the case of the Issuer), the Issuer's Guaranty of the Dollar Notes, the Dollar Notes, the Company Guaranty (in the case of the Company), a Subsidiary Guaranty (in the case of a Subsidiary Guarantor) and any other Indebtedness of such Person that specifically provides that such Indebtedness is to rank pari passu with the Securities or such Subsidiary Guaranty, as the case may be, in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of such Person which is not Senior Indebtedness of such Person.

                  "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

                  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

                  "Subordinated Obligation" means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities, the Issuer's Guaranty of the Dollar Notes, the Dollar Notes, the Company Guaranty or a Subsidiary Guaranty of such Person, as the case may be, pursuant to a written agreement to that effect.

                  "Subsidiary" means, with respect to any Person, any corporation, limited liability company, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by: (1) such Person; (2) such Person and one or more Subsidiaries of such Person; or (3) one or more Subsidiaries of such Person.

                  "Subsidiary Guarantor" means each direct or indirect Subsidiary (other than the Issuer), including Flowserve International Limited, of the Company that is a guarantor of Senior Indebtedness under the Credit Agreement and each direct or indirect domestic Restricted Subsidiary that is a guarantor of any other Indebtedness of the Company.

                  "Subsidiary Guaranty" means a Guarantee by a Subsidiary Guarantor of the Issuer's obligations with respect to the Securities.

                  "Temporary Cash Investments" means any of the following:

                  (1) any investment in direct obligations of the United States of America, European Government Obligations or direct obligations of any other European Union member state in which the Company or any of its Restricted Subsidiaries has operations, or any agency thereof or obligations guaranteed by the United States of America or any other European Union member state in which the Company or any of its Restricted Subsidiaries has operations, or any agency thereof;

                  (2) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker-dealer or mutual fund distributor;

                  (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

                  (4) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-2" (or higher) according to Moody's Investors Service, Inc. or "A-2" (or higher) according to Standard and Poor's Ratings Group; and

                  (5) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc.

                  "Term Loan Facility" means the term loan facility contained in the Credit Agreement and any other facility or financing arrangement that Refinances in whole or in part any such term loan facility.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Section
Section 77aaa-77bbbb) as in effect on the date of this Indenture.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

                  "Trust Officer" means when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

                  "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

                  "Unrestricted Subsidiary" means:

                  (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

                  (2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.04.

                  The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (A) the Company could Incur $1.00 of additional Indebtedness under Section 4.03(a) and (B) no Default shall have occurred and be continuing. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

                  "U.S. Dollar Equivalent" means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the "Exchange Rates" column under the heading "Currency Trading" on the date two Business Days prior to such determination.

                  Except as described under Section 4.03, whenever it is necessary to determine whether the Issuer has complied with any covenant in the Indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially incurred in such currency.

                  "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

                  "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

                  "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or one or more Wholly Owned Subsidiaries.

                  SECTION 1.02. Other Definitions.

                                                                                      Defined in
Term                                                                                    Section
----                                                                                  ----------

"Affiliate Transaction" ............................................................ 4.07
"Appendix........................................................................... 2.01
"Bankruptcy Law".................................................................... 6.01
"Blockage Notice" .................................................................. 10.03
"Change of Control Offer"........................................................... 4.09(b)
"covenant defeasance option" ....................................................... 8.01(b)
"Custodian"......................................................................... 6.01
"Event of Default".................................................................. 6.01
"Excess Cash Flow Offer"............................................................ 4.10
"Excess Cash Flow Offer Amount"..................................................... 4.10
"Excess Cash Flow Offer Period"..................................................... 4.10
"Excess Cash Flow Purchase Date".................................................... 4.10
"Foreign Jurisdiction Merger........................................................ 5.01
"legal defeasance option"........................................................... 8.01(b)
"Legal Holiday"..................................................................... 13.08
"Obligations"....................................................................... 11.01
"Offer" ............................................................................ 4.06(b)
"Offer Amount" ..................................................................... 4.06(c)(2)
"Offer Period" ..................................................................... 4.06(c)(2)
"pay its Subsidiary Guaranty"....................................................... 14.03
"pay the Securities" ............................................................... 10.03
"Paying Agent" ..................................................................... 2.03
"Payment Blockage Period"........................................................... 10.03
"Payment Default.................................................................... 10.03
"Purchase Date"..................................................................... 4.06(c)(1)
"Registrar" ........................................................................ 2.03
"Successor Company" ................................................................ 5.01

                  SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

                  "Commission" means the SEC;

                  "indenture securities" means the Securities;

                  "indenture security holder" means a Securityholder;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee; and

                  "obligor" on the indenture securities means the Issuer and any other obligor on the indenture securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

                  SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) "including" means including without limitation;

                  (5) words in the singular include the plural and words in the plural include the singular;

                  (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

                  (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

                  (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and

                  (9) all references to the date the Securities were originally issued shall refer to the Issue Date.

                  SECTION 1.05. Acts of Holders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.

                  The ownership of Securities shall be proved by the Register.

                  Any request, demand, authorization, direction, notice, consent, waiver or other Act of Holder of any Security shall bind every future Holder of the same Security and the holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Security.

                  If the Issuer shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuer may, at its option, by or pursuant to a Board resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuer shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided, however, that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

                                    ARTICLE 2

                                 The Securities

                  SECTION 2.01. Form and Dating. Provisions relating to the Initial Securities, the Private Exchange Securities and the Exchange Securities are set forth in the

Rule 144A/Regulation S Appendix attached hereto (the "Appendix") which is hereby incorporated in and expressly made part of this Indenture. The Initial Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities, the Private Exchange Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in the Appendix and Exhibit A are part of the terms of this Indenture.

                  SECTION 2.02. Execution and Authentication. Two Officers shall sign the Securities for the Issuer by manual or facsimile signature.

                  If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

                  A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                  The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

                  SECTION 2.03. Registrar and Paying Agent. The Issuer shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuer may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

                  The Issuer shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Issuer or any Wholly Owned Subsidiary incorporated or organized within The United States of America may act as Paying Agent, Registrar, co-registrar or transfer agent.

                  The Issuer initially appoints The Bank of New York as Registrar and Paying Agent and Banque Internationale a Luxembourg as Luxembourg Paying Agent in connection with the Securities. The Issuer will appoint the Banque Internationale a Luxembourg as transfer agent in the event the Euro Notes are issued in definitive registered form.

                  So long as the Securities are listed on the Luxembourg Stock Exchange and the rules of such Exchange so require, the Issuer will maintain a paying agent and transfer agent in Luxembourg. If the Securities are listed on any other securities exchange, the Issuer will satisfy any requirement at such securities exchange as to paying agents. So long as the Securities are listed on the Luxembourg Stock Exchange, any change in the paying agent or transfer agent shall be notified to holders of Securities by publication of notices to the holders of the Securities in accordance with the provisions of Section 15.02 of this Indenture.

                  SECTION 2.04. Paying Agent To Hold Money in Trust. On each due date of the principal and interest on any Security, the Issuer shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Issuer in making any such payment. If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this

Section 2.04 the Paying Agent shall have no further liability for the money delivered to the Trustee.

                  SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

                  SECTION 2.06. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(a) of the Uniform Commercial Code are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.

                  Notwithstanding the foregoing, the Issuer is not required to register the transfer of any certificated Notes:

                  (1) for a period of 15 calendar days prior to any date fixed for the redemption of the Securities;

                  (2) for a period of 15 calendar days immediately prior to the date fixed for selection of Securities to be redeemed in part;

                  (3) for a period of 15 calendar days prior to the record date with respect to any interest payment date; or

                  (4) which the Holder has tendered (and not withdrawn) for repurchase in connection with an offer made pursuant to Section 4.06 or 4.09.

                  Any such transfer will be made without charge to the Holder, other than any taxes, duties and governmental charges payable in connection with such transfer.

                  SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Issuer, such Holder shall furnish an indemnity bond sufficient in the judgment of the Issuer and the Trustee to protect the Issuer, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Security.

                  Every replacement Security is an additional obligation of the Issuer.

                  SECTION 2.08. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A Security does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Security.

                  If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

                  If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue; provided, however, that in determining whether the holders of the requisite principal amount of outstanding Securities are present at a meeting of holders of Securities for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment or modification hereunder, Securities held for the account of the Issuer, any of its subsidiaries or any of its affiliates shall be disregarded and deemed not to be outstanding, except that in determining whether the Trustee shall be protected in making such a determination or relying upon any such quorum, consent or vote, only Securities which a Trust Officer actually knows to be so owned shall be so disregarded.

                  SECTION 2.09. Temporary Securities. Until definitive Securities are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Issuer considers appropriate for temporary Securities. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

                  SECTION 2.10. Cancellation. The Issuer at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and dispose of (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation in accordance with the Trustee's customary practices unless the Issuer directs the Trustee to deliver canceled Securities to the Issuer. The Issuer may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

                  SECTION 2.11. Defaulted Interest. If the Issuer defaults in a payment of interest on the Securities, the Issuer shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Issuer may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Issuer shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

                  SECTION 2.12. CUSIP, ISIN and Common Code Numbers. The Issuer in issuing the Securities may use "CUSIP", "ISIN and Common Code numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP", "ISIN" and Common Code numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

                  SECTION 2.13. Issuance of Additional Securities. The Issuer shall be entitled, subject to compliance with

Section 4.03, to issue Additional Securities under this Indenture which shall have identical terms as the Initial Securities issued on the Issue Date, other than with respect to the date of issuance and issue price. The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities or Private Exchange Securities issued in exchange therefor shall be treated as a single class for all purposes under this Indenture.

                  With respect to any Additional Securities, the Issuer shall set forth in a resolution of the Board of Directors and an Officers' Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

                  (1) the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture;

                  (2) the issue price, the issue date and the CUSIP number of such Additional Securities; provided, however, that no Additional Securities may be issued at a price that would cause such Additional Securities to have "original issue discount" within the meaning of
         Section 1273 of the Code; and

                  (3) whether such Additional Securities shall be Transfer Restricted Securities and issued in the form of Initial Securities as set forth in the Appendix to this Indenture or shall be issued in the form of Exchange Securities as set forth in Exhibit A.

                                    ARTICLE 3

                                   Redemption

                  SECTION 3.01. Notices to Trustee. If the Issuer elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

                  The Issuer shall give each notice to the Trustee provided for in this Section 3.01 at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Issuer to the effect that such redemption will comply with the conditions herein.

                  SECTION 3.02. Selection of Securities To Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee in its sole discretion shall deem to be fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than E.1,000. Securities and portions of them the Trustee selects shall be in principal amounts of E.1,000 or a whole multiple of E.1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Issuer promptly of the Securities or portions of Securities to be redeemed.

                  SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, the Issuer shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder's registered address.

                  The notice shall identify the Securities to be redeemed and shall state:

                  (1) the redemption date;

                  (2) the redemption price;

                  (3) the name and address of the Paying Agent;

                  (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

                  (6) that, unless the Issuer defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

                  (7) the ISIN and Common Code numbers; and

                  (8) that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or Common Code number, if any, listed in such notice or printed on the Securities.

                  At the Issuer's request, the Trustee shall give the notice of redemption in the Issuer's name and at the Issuer's expense. In such event, the Issuer shall provide the Trustee with the information required by this Section 3.03.

                  SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

                  SECTION 3.05. Deposit of Redemption Price. Prior to the redemption date, the Issuer shall deposit with the Paying Agent (or, if the Issuer or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Issuer to the Trustee for Cancellation.

                  SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the Holder (at the Issuer's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                    ARTICLE 4

                                    Covenants

                  SECTION 4.01. Payment of Securities. The Issuer shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

                  The Issuer shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

                  SECTION 4.02. SEC Reports. Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Issuer shall file with the SEC and provide the Trustee and Securityholders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections provided, however, that so long as the Company Guaranty is in effect and the rules and regulations of the SEC would permit the Issuer (if subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act) to satisfy such reporting requirements with the reports, information and other documents required to be filed by the Company, the provision of such reports, information and other documents by the Company hereunder shall be deemed to satisfy the obligations of the Issuer hereunder. In addition, the Issuer shall furnish to the Holder of the Securities and to prospective investors, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as any Securities are not freely transferable under the Securities Act. The Issuer also shall comply with the other provisions of TIA Section 314(a).

                  SECTION 4.03. Limitation on Indebtedness. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company shall be entitled to Incur Indebtedness, and its Restricted Subsidiaries shall be entitled to Incur Eligible Indebtedness, in each case if, on the date of such Incurrence and after giving effect thereto no Default has occurred and is continuing and, the Consolidated Coverage Ratio exceeds 2.0 to 1 if such Indebtedness is Incurred prior to September 1, 2003 or 2.25 to 1 if such Indebtedness is Incurred thereafter.

                  (b) Notwithstanding Section 4.03(a), the Company and the Restricted Subsidiaries will be entitled to Incur any or all of the following
Indebtedness:

                  (1) Indebtedness Incurred by the Company pursuant to any Revolving Credit Facility; provided, however, that, immediately after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (1) and then outstanding does not exceed the greater of (A) $300.0 million and (B) the sum of
         (x) 50% of the book value of the inventory of the Company and its Restricted Subsidiaries and (y) 50% of the book value of the accounts receivable of the Company and its Restricted Subsidiaries (other than any accounts receivable constituting Receivables and Related Assets pledged, sold or otherwise transferred or encumbered in connection with a Receivables Program), less the sum of all principal payments made with respect to such Indebtedness pursuant to Section 4.06(a)(3)(A);

                  (2) Indebtedness Incurred by the Company pursuant to any Term Loan Facility; provided, however, that, after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (2) and then outstanding does not exceed $750.0 million less the aggregate sum of all principal payments actually made from time to time after the Issue Date with respect to such Indebtedness (other than principal payments made from any permitted Refinancings thereof);

                  (3) Indebtedness Incurred by a Receivables Subsidiary pursuant to a Receivables Program; provided, however, that, after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (3) and then outstanding does not exceed $400.0 million;

                  (4) Indebtedness owed to and held by the Company or a Wholly Owned Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon and (B) if the Company or the Issuer is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Securities and Dollar Notes, respectively;

                  (5) the Securities and the Dollar Notes (other than any Additional Securities and Additional Dollar Notes);

                  (6) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2), (3), (4) or (5) of this
         Section 4.03(b));

                  (7) Indebtedness of a Person Incurred and outstanding on or prior to the date on which such Person becomes a Restricted Subsidiary (including upon merger or consolidation with the Company or any Restricted Subsidiary) or assumed in connection with the purchase of assets from another Person (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or such Person or such assets were acquired by the Company); provided, however, that (A) with respect to any such Indebtedness Incurred prior to the first anniversary of the Issue Date, such Indebtedness is in an aggregate principal amount which, when taken together with all other Indebtedness Incurred pursuant to this clause
         (7), does not exceed $50.0 million or (B) on the date of such acquisition and after giving pro forma effect thereto, the Company would have been able to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.03(a);

                  (8) Indebtedness of the Company or any of its Restricted Subsidiaries attributable to Capital Lease Obligations, or Incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including any Indebtedness assumed in connection with the acquisition of any such assets, in an aggregate principal amount which, when taken together with all other Indebtedness of the Company or any of its Restricted Subsidiaries Incurred pursuant to this clause
         (8) and then outstanding, does not exceed $25.0 million (including any Refinancing Indebtedness with respect thereto);

                  (9) Indebtedness under industrial revenue bonds in an aggregate principal amount which, when taken together with all other Indebtedness of the Company or any of its Restricted Subsidiaries Incurred pursuant to this clause (9) and then outstanding, does not exceed $20.0 million;

                  (10) Indebtedness Incurred by Foreign Restricted Subsidiaries in an aggregate principal amount which, when taken together with all other Indebtedness of Foreign Restricted Subsidiaries Incurred pursuant to this clause (10) and then outstanding, does not exceed $25.0 million;

                  (11) Indebtedness of the Company, whether secured or unsecured, consisting of Guarantees of Permitted
         Employee Stock Purchase Loans;

                  (12) Indebtedness or other obligations solely in respect of worker's compensation claims, self-insurance obligations and surety, appeal and performance bonds entered into in the ordinary course of business of the Company and its Restricted Subsidiaries;

                  (13) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to Section 4.03(a) or pursuant to clause (5), (6) or
         (7) of this Section 4.03(b) or this clause (13); provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Subsidiary Incurred pursuant to clause
         (7), such Refinancing Indebtedness shall be Incurred only by such Subsidiary;

                  (14) Hedging Obligations under or with respect to Interest Rate Agreements, Currency Agreements or Commodity Agreements entered into in the ordinary course of business and not for the purpose of speculation;

                  (15) Indebtedness consisting of the Company Guaranty, the Issuer's Guaranty of the Dollar Notes and each Subsidiary Guaranty of a Subsidiary Guarantor;

                  (16) Indebtedness of the Company or any Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that the Indebtedness is satisfied within five business days of Incurrence;

                  (17) Indebtedness of the Company or any Restricted Subsidiary consisting of indemnification, adjustment of purchase price or similar obligations, in each case incurred in connection with the disposition of any assets of the Company or any Restricted Subsidiary;

                  (18) Indebtedness consisting of the Guarantee by (i) the Company of any Indebtedness of a Restricted Subsidiary that was permitted to be Incurred by another provision of this Section 4.03 and (ii) any Restricted Subsidiary of the Company of Indebtedness of the Company that was permitted to be Incurred by another provision of this Section 4.03; and

                  (19) Indebtedness of the Company in an aggregate principal amount which, when taken together with all other Indebtedness of the Company outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (18) of this Section 4.03(b) or Section 4.03(a) does not exceed $25.0 million.

                  (c) Notwithstanding the foregoing, none of the Company, the Issuer nor any Subsidiary Guarantor will Incur any Indebtedness pursuant to
Section 4.03(b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of the Company, the Issuer or any Subsidiary Guarantor unless such Indebtedness shall be subordinated to the Company Guaranty, the Securities or the applicable Subsidiary Guaranty to at least the same extent as such Subordinated Obligations.

                  (d) For purposes of determining compliance with this Section 4.03, (1) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Issuer, in its sole discretion, will classify such item of Indebtedness at the time of Incurrence and only be required to include the amount and type of such Indebtedness in one of the above clauses and (2) the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above.

                  (e) Notwithstanding Section 4.03(a) or 4.03(b), none of the Company, the Issuer nor any Subsidiary Guarantor will Incur (1) any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness of such Person, unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of such Person or (2) any Secured Indebtedness that is not Senior Indebtedness of such Person unless contemporaneously therewith such Person makes effective provision to secure the Securities equally and ratably with such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.

                  (f) For purposes of determining compliance with any U.S. dollar or Euro denominated restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness will be the U.S. Dollar Equivalent or Euro

Equivalent, as the case may be, determined on the date of the Incurrence of such Indebtedness; provided, however, that if such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars or Euros, as the case may be, covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars or Euros will be as provided in such Currency Agreement. The principal amount of any Refinancing Indebtedness Incurred in the same currency as the Indebtedness being Refinanced will be the Euro Equivalent or U.S. Dollar Equivalent, as appropriate, of the Indebtedness Refinanced, except to the extent that (i) such U.S. Dollar Equivalent or Euro Equivalent was determined based on a Currency Agreement, in which case the Refinancing Indebtedness will be determined in accordance with the preceding sentence, and
(ii) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being Refinanced, in which case the U.S. Dollar Equivalent or Euro Equivalent of such excess, as appropriate, will be determined on the date such Refinancing Indebtedness is Incurred.

                  SECTION 4.04. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

                  (1) a Default shall have occurred and be continuing (or would result therefrom);

                  (2) the Company is not entitled to Incur an additional $1.00 of Indebtedness under Section 4.03(a); or

                  (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of (without duplication):

                           (A) 50% of the Consolidated Net Income accrued during
                  the period (treated as one accounting period) from the beginning of the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter for which internal financial statements are available on or prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

                           (B) 100% of the aggregate Net Cash Proceeds received
                  by the Company from the issuance or sale of, or cash capital contribution in respect of, its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) and 100% of the fair market value (as determined in good faith by resolution of the Board of Directors) of property (other than cash) that would constitute Temporary Cash Investments or used in a Related Business and received by the Company or a Restricted Subsidiary subsequent to the Issue Date in exchange for or as a contribution in respect of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than (i) an issuance to or a capital contribution by a Subsidiary of the Company or (ii) an issuance to or a capital contribution by an employee stock ownership plan or to a trust established by the Company or any of its subsidiaries for the benefit of their employees or
                  (iii) property that was financed with loans from the Company or any Restricted Subsidiary); plus

                           (C) an amount equal to the sum of (x) the net
                  reduction in the Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investments, and proceeds representing the return of capital (to the extent not included in Consolidated Net Income), in each case received by the Company or any Restricted Subsidiary, and (y) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

                  (b) The provisions of Section 4.04(a) shall not prohibit:

                  (1) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) or a substantially concurrent cash capital contribution received by the Company in respect of its Capital Stock (other than Disqualified Stock); provided, however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and
         (B) the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under Section 4.04(a)(3)(B) and under clause (4) below;

                  (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness which is permitted to be Incurred pursuant to
         Section 4.03; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

                  (3) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this Section 4.04; provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

                  (4) so long as no Default has occurred and is continuing, the repurchase or other acquisition of shares of Capital Stock of the Company or any of its Subsidiaries (A) from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), (B) in the open market to the extent such shares are acquired to satisfy a current obligation to deliver shares in connection with the exercise of stock options or similar rights, in each case pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such repurchases and other acquisitions shall not exceed in any calendar year the sum of (x) $5.0 million plus (y) the Net Cash Proceeds from the sale of Capital Stock to employees or directors of the Company (including pursuant to the exercise of stock options) that occur during such calendar year (to the extent such Net Cash Proceeds are not applied to the payment of a Restricted Payment pursuant to clause (1) above); provided further, however, that (i) such repurchases and other acquisitions shall be excluded in the calculation of the amount of Restricted Payments and (ii) the Net Cash Proceeds from such sales described in clause (y) shall be excluded from the calculation of amounts under Section 4.04(a)(3)(B); or

                  (5) Restricted Payments not exceeding $15.0 million in the aggregate; provided, however, that (A) at the time of such Restricted Payments, no Default shall have occurred and be continuing (or result therefrom) and (B) such Restricted Payments shall be included in the calculation of Restricted Payments.

                  SECTION 4.05. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company, (b) make any loans or advances to the Company or (c) transfer any of its property or assets to the Company, except:

                  (1) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date, including this Indenture, the Dollar Notes Indenture and the Credit Agreement as in effect on the Issue Date;

                  (2) any encumbrance or restriction with respect to a Receivables Subsidiary pursuant to a Receivables Program of such Receivables Subsidiary;

                  (3) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

                  (4) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in Section 4.05 (1), (2), (3) or this clause (4) or contained in any amendment to an agreement referred to in Section
         4.05 (1), (2), (3) or this clause (4); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are, in the good faith judgment of the Board of Directors of the Company, no less favorable, taken as a whole, to the Securityholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

                  (5) any such encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

                  (6) in the case of clause (c) above, restrictions contained in security agreements or mortgages securing Indebtedness, or under letters of credit or bank guarantees, of a Restricted Subsidiary to the extent such restrictions restrict the transfer of, or the grant of security over, the property subject to such security agreements, mortgages, letters of credit or bank guarantees;

                  (7) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

                  (8) purchase money obligations (including Capital Lease Obligations) for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (c) above;

                  (9) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements in the ordinary course of business; and

                  (10) any such encumbrance or restriction with respect to a Foreign Restricted Subsidiary pursuant to an agreement governing Indebtedness Incurred by such Foreign Restricted Subsidiary.

                  SECTION 4.06. Limitation on Sales of Assets and Subsidiary Stock. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless: (1) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors, of the shares and assets subject to such Asset Disposition; (2) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents; and (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) (A) first, to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase Senior Indebtedness of the Company or Indebtedness (other than any Disqualified Stock) of a Restricted Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to the extent the Company elects, to acquire Additional Assets within one year (or enter into a binding commitment therefor within such period and acquire such Additional Assets within 18 months) from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; and (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer to the holders of the Dollar Notes and the Securities (and to holders of other Senior Subordinated Indebtedness of the Company or the Issuer designated by the Company) to purchase, on a pro rata basis, Dollar Notes and Securities (and such other Senior Subordinated Indebtedness of the Company or the Issuer) pursuant to the conditions of Section 4.06(b); provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions of this Section 4.06, (i) the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section 4.06 except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this
Section 4.06 exceeds $10.0 million , and (ii) to the extent any Asset Disposition constitutes the disposition of Consent Decree Assets, the Company shall be required to apply the Net Available Cash from such Asset Disposition pursuant to Section 4.06 (a)(3)(A) and the Company shall not be required to comply with Section 4.06 (a)(1). Pending application of Net Available Cash pursuant to this Section 4.06, such Net Available Cash shall be invested in Temporary Cash Investments or applied to temporarily reduce revolving credit indebtedness.

                  For the purposes of this Section 4.06, the following are deemed to be cash or cash equivalents: (1) the assumption of Indebtedness of the Company or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition; and (2) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

                  In addition, the Company may elect to deem Additional Assets (determined based on the fair market value of such assets) as cash and cash equivalents for purposes of this Section 4.06; provided, however, that such Additional Assets were acquired for fair market value as part of the transaction constituting an Asset Disposition; and provided further, however, that such Additional Assets will be deemed to have been acquired in accordance with
Section 4.06(a)(3)(B).

                  (b) In the event of an Asset Disposition that requires the purchase of the Securities and Dollar Notes (and other Senior Subordinated Indebtedness of the Company or the Issuer) pursuant to Section 4.06(a)(3)(C) above, the Company will purchase, on a pro rata basis, Securities and Dollar Notes tendered pursuant to an offer (the "Offer") by the Company for the Securities (and such other Senior Subordinated Indebtedness of the Company and the Issuer, as applicable) at a purchase price of 100% of their respective principal amount (or, in the event such other Senior Subordinated Indebtedness of the Company or the Issuer, as applicable, was issued with significant original issue discount, 100% of the accreted value thereof), without premium, plus accrued but unpaid interest (or, in respect of such other Senior Subordinated Indebtedness of the Company or the Issuer, such lesser price, if any, as may be provided for by the terms of such Senior Subordinated Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in Section 4.06(c). If the aggregate purchase price of the Securities and Dollar Notes (and other Senior Subordinated Indebtedness of the Company or the Issuer) tendered exceeds the Net Available Cash allotted to their purchase, the Company will select the Securities and Dollar Notes(and other Senior Subordinated Indebtedness of the Company or the Issuer) to be purchased on a pro rata basis but in round denominations, which in the case of the Securities will be denominations of E.1,000 principal amount or multiples thereof and in the case of the Dollar Notes will be $1,000 principal amount or multiples thereof. The Company shall not be required to make such an offer to purchase Securities and Dollar Notes (and other Senior Subordinated Indebtedness of the Company and the Issuer) pursuant to this Section 4.06 if the Net Available Cash available therefor is less than $10.0 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

                  (c)(1) Promptly, and in any event within 10 days after the Company becomes obligated to make an Offer, the Company shall deliver to the Trustee and send, by first-class mail to each Holder and Dollar Notes Holder, and, so long as the Securities are listed on the Luxembourg Stock Exchange, publish in a Luxembourg newspaper of general circulation, a written notice stating that the Holder and Dollar Notes Holder may elect to have his Securities and Dollar Notes purchased by the Company either in whole or in part (subject to prorating as described in Section 4.06(b) in the event the Offer is oversubscribed) in integral multiples of E.1,000 of principal amount and $1,000 principal amount, respectively, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain such information concerning the business of the Company which the Company in good faith believes will enable such Holders and Dollar Notes Holders to make an informed decision (which at a minimum will include (A) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report which may be incorporated by reference, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports), (B) a description of material developments in the Company's business subsequent to the date of the latest of such Reports, and (C) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Securities and Dollar Notes pursuant to the Offer, together with the information contained in clause (3).

                  (2) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided below, the Company shall deliver to the Trustee an Officers' Certificate as to (A) the amount of the Offer (the "Offer Amount"), including information as to any other Senior Subordinated Indebtedness of the Company or the Issuer included in the Offer, (B) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (C) the compliance of such allocation with the provisions of Section 4.06(a) and (b). On such date, the Company shall also irrevocably deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) in Temporary Cash Investments, maturing on the last day prior to the Purchase Date or on the Purchase Date if funds are immediately available by open of business, an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section 4.06. If the Offer includes other Senior Subordinated Indebtedness, the deposit described in the preceding sentence may be made with any other paying agent pursuant to arrangements satisfactory to the Trustee. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancellation the Securities and Dollar Notes or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the Purchase Date, mail or deliver payment (or cause the delivery of payment) to each tendering Holder and the Dollar Notes Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities and Dollar Notes delivered by the Company to the Trustee is less than the Offer Amount applicable to the Securities and Dollar Notes, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period for application by the Company in any manner permitted by this Indenture.

                  (3) Holders and Dollar Notes Holders electing to have either a Security or a Dollar Note purchased shall be required to surrender the Security or a Dollar Note, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders and Dollar Notes Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a telex, facsimile transmission or letter setting forth the name of the Holder or Dollar Notes Holder, the principal amount of the Security or Dollar Note which was delivered for purchase by the Holder or Dollar Notes Holder and a statement that such Holder or Dollar Notes Holder is withdrawing his election to have such Security or Dollar Notes purchased. Holders or Dollar Notes Holders whose Securities or Dollar Notes are purchased only in part shall be issued new Securities or Dollar Notes equal in principal amount to the unpurchased portion of the Securities or Dollar Notes surrendered.

                  (4) At the time the Company delivers Securities or Dollar Notes to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Securities or Dollar Notes are to be accepted by the Company pursuant to and in accordance with the terms of this Section 4.06. A Security or Dollar Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder or Dollar Notes Holder.

                  (d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities or Dollar Notes pursuant to this Section 4.06. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.06, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.06 by virtue of its compliance with such securities laws or regulations.

                  SECTION 4.07. Limitation on Affiliate Transactions. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction") unless: (1) the terms of the Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm's-length dealings with a Person who is not an Affiliate; (2) if such Affiliate Transaction involves an amount in excess of $10.0 million, the terms of the Affiliate Transaction are set forth in writing and a majority of the non-employee directors of the Company disinterested with respect to such Affiliate Transactions have determined in good faith that the criteria set forth in clause (1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors of the Company; and (3) if such Affiliate Transaction involves an amount in excess of $20.0 million, the Board of Directors of the Company shall also have received a written opinion from (A) an investment banking firm of national prominence or (B) an accounting or appraisal firm nationally recognized in making such determinations, in each case that is not an Affiliate of the Company to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries.

                  (b) The provisions of Section 4.07(a) shall not prohibit: (1) any Investment (other than a Permitted Investment) or other Restricted Payment, in each case permitted to be made pursuant to Section 4.04; (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options, stock ownership plans or other similar incentive arrangements approved by the Board of Directors of the Company; (3) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Company or its Restricted Subsidiaries, but in any event not to exceed $5.0 million in the aggregate outstanding at any one time; (4) guarantees of Permitted Employee Stock Purchase Loans; (5) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries; (6) any transaction with a Restricted Subsidiary or joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity; (7) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company; (8) any Receivables Program of the Company or a Restricted Subsidiary; (9) customary directors' and officers' indemnification arrangements; and (10) any agreement with the Company or any Restricted Subsidiary as in effect as of the Issue Date and any amendment or replacement thereto or any transaction contemplated thereby so long as such amendment or replacement agreement is not more disadvantageous to the Company and its Restricted Subsidiaries than the original agreement as in effect on the Issue Date.

                  SECTION 4.08. Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries. The Company (1) shall not, and shall not permit any Restricted Subsidiary to, sell, lease, transfer or otherwise dispose of (but excluding any pledge of such Capital Stock otherwise permitted by this Indenture) any Capital Stock of any Restricted Subsidiary to any Person (other than the Company or a Wholly Owned Subsidiary), and (2) shall not permit any Restricted Subsidiary to issue any of its Capital Stock (other than, if necessary, shares of its Capital Stock constituting directors' or other legally required qualifying shares) to any Person (other than to the Company or a Wholly Owned Subsidiary), unless (A) immediately after giving effect to such issuance, sale or other disposition, neither the Company nor any of its Subsidiaries own any Capital Stock of such Restricted Subsidiary; (B) immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto would have been permitted to be made under
Section 4.04 if made on the date of such issuance, sale or other disposition; or
(C) the Company concurrently acquires sufficient shares of Capital Stock of such Restricted Subsidiary to at least maintain the same percentage ownership interest it had prior to the transaction.

                  Notwithstanding the foregoing, the issuance or sale of shares of Capital Stock of any Restricted Subsidiary of the Company will not violate the provisions of the immediately preceding sentence if such shares are issued or sold in connection with:

                  (i) the formation or capitalization of a Restricted Subsidiary, or

                  (ii) a single transaction or a series of substantially contemporaneous transactions whereby such Restricted Subsidiary becomes a Restricted Subsidiary of the Company by reason of the acquisition of securities or assets from another Person.

                  SECTION 4.09. Change of Control. (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Issuer purchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date), in accordance with the terms contemplated in Section 4.09(b). In the event that at the time of such Change of Control the terms of the Senior Indebtedness of the Company restrict or prohibit the repurchase of Securities pursuant to this
Section 4.09, then prior to the mailing of the notice to Holders provided for in
Section 4.09(b) below but in any event within 30 days following any Change of Control, the Company shall (1) repay in full all such Senior Indebtedness or
(ii) obtain the requisite consent under the agreements governing such Senior Indebtedness to permit the repurchase of the Securities as provided for in Section 4.09(b).

                  (b) Within 30 days following any Change of Control, the Issuer shall mail a notice to each Holder with a copy to the Trustee (the "Change of Control Offer") and, so long as the Securities are listed on the Luxembourg Stock Exchange, publish in a Luxembourg newspaper of general circulation, stating:

                  (1) that a Change of Control has occurred and that such Holder has the right to require the Issuer to purchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

                  (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, each after giving effect to such Change of Control);

                  (3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

                  (4) the instructions determined by the Issuer, consistent with this Section 4.09, that a Holder must follow in order to have its Securities purchased.

                  (c) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Issuer at the address specified in the notice at least three Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Issuer receives not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

                  (d) On the purchase date, all Securities purchased by the Issuer under this Section 4.09 shall be delivered by the Issuer to the Trustee for cancellation, and the Issuer shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

                  (e) Notwithstanding the foregoing provisions of this Section 4.09, the Issuer shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.09 applicable to a Change of Control Offer made by the Issuer and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

                  (f) The Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.09. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.09, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.09 by virtue of its compliance with such securities laws or regulations.

                  SECTION 4.10. Excess Cash Flow Repurchase Offer. (a) If the Company has Excess Cash Flow for any fiscal year (commencing with the fiscal year ending December 31, 2001), no later than the 120th day following the end of such fiscal year, the Company shall apply an amount equal to 50% of the Excess Cash Flow for such fiscal year: (1) first, to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase (and permanently reduce the commitments thereunder) Senior Indebtedness of the Company with such percentage of Excess Cash Flow; (2) second, to the extent of the balance of such percentage of Excess Cash Flow after application in accordance with clause (1), to make an offer to the holders of the Securities and Dollar Notes (and to holders of other Senior Subordinated Indebtedness of the Company or the Issuer designated by the Company) to purchase, on a pro rata basis, Securities and Dollar Notes (and such other Senior Subordinated Indebtedness of the Company or the Issuer) pursuant to and subject to the conditions contained in this Section 4.10 and in Section 4.10 of the Dollar Notes Indenture (an "Excess Cash Flow Offer"); and (3) third, to the extent of the balance of such percentage of Excess Cash Flow after application in accordance with clause (1) or (2) above, to any other application or use not prohibited by this Indenture; provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (1) above, the Company shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; and provided, further, that no Excess Cash Flow

Offer shall be required to be made if the Company's Leverage Ratio is less than
3.0 to 1.0 on the last day of such fiscal year.

                  (b) In the event of an Excess Cash Flow Offer, the Company will be required to purchase, on a pro rata basis, Securities and Dollar Notes tendered pursuant to an offer by the Company for the Securities and Dollar notes (and other Senior Subordinated Indebtedness of the Company and the Issuer, as applicable) at a purchase price of 100% of their respective principal amount (or, in the event such other Senior Subordinated Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof), without premium, plus accrued but unpaid interest (or, in respect of such Senior Subordinated Indebtedness, such lesser price, if any, as may be provided for by the terms of such Senior Subordinated Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in
Section 4.10(c). If the aggregate purchase price of the Securities and Euro Notes (and other Senior Subordinated Indebtedness of the Company or the Issuer) tendered pursuant to such offer is less than the Excess Cash Flow allotted to their purchase, the Company will be entitled to apply the remaining Excess Cash Flow in accordance with clause (a)(3) above. The Company shall not be required to make an Excess Cash Flow Offer to purchase Securities and Dollar Notes (and other Senior Subordinated Indebtedness) pursuant to Section 4.10(a) if the Excess Cash Flow available therefor is less than $5.0 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to the Excess Cash Flow in any subsequent fiscal year).

                  (c)(1) Promptly, and in any event within 10 days after the Company becomes obligated to make an Excess Cash Flow Offer, the Company shall deliver to the Trustee and send, by first-class mail to each Holder and Dollar Notes Holder, and, so long as the Securities are listed on the Luxembourg Stock Exchange, publish in a Luxembourg newspaper of general circulation, a written notice stating that the Holder and Dollar Notes Holder may elect to have his Securities and Dollar Notes purchased by the Company either in whole or in part (subject to prorating as described in Section 4.10(b) in the event the Excess Cash Flow Offer is oversubscribed) in integral multiples of E.1,000 of principal amount and $1,000 principal amount, respectively, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Excess Cash Flow Purchase Date") and shall contain such information concerning the business of the Company which the Company in good faith believes will enable such Holders and Dollar

Notes Holders to make an informed decision (which at a minimum will include (A) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report which may be incorporated by reference (or corresponding successor reports), and (B) a description of material developments in the Company's business subsequent to the date of the latest of such Reports) and all instructions and materials necessary to tender Securities and Dollar Notes pursuant to the Excess Cash Flow Offer, together with the information contained in clause (3).

                  (2) Not later than the date upon which written notice of an Excess Cash Flow Offer is delivered to the Trustee as provided below, the Company shall deliver to the Trustee an Officers' Certificate as to (A) the amount of the Excess Cash Flow Offer (the "Excess Cash Flow Offer Amount"), including information as to any other Senior Subordinated Indebtedness of the Company or the Issuer included in the Excess Cash Flow Offer, (B) the percentage of the Excess Cash Flow remaining after application in accordance with Section 4.10(a)(1) with respect to which such Excess Cash Flow Offer is being made and
(C) the compliance of such allocation with the provisions of Section 4.10(a) and
(b). On such date, the Company shall also irrevocably deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) in Temporary Cash Investments, maturing on the last day prior to the Excess Cash Flow Purchase Date or on the Excess Cash Flow Purchase Date if funds are immediately available by open of business, an amount equal to the Excess Cash Flow Offer Amount to be held for payment in accordance with the provisions of this Section 4.10. If the Excess Cash Flow Offer includes other Senior Subordinated Indebtedness, the deposit described in the preceding sentence may be made with any other paying agent pursuant to arrangements satisfactory to the Trustee. Upon the expiration of the period for which the Excess Cash Flow Offer remains open (the "Excess Cash Flow Offer Period"), the Company shall deliver to the Trustee for cancellation the Securities and Dollar Notes or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the Purchase Date, mail or deliver payment (or cause the delivery of payment) to each tendering Holder and the Dollar Notes Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities and Dollar Notes delivered by the Company to the Trustee is less than the Excess Cash Flow Offer Amount applicable to the Securities and Dollar Notes, the Trustee shall deliver the excess to the Company immediately after the expiration of the Excess Cash Flow Offer Period for application by the Company in any manner permitted by this Indenture.

                  (3) Holders and Dollar Note Holders electing to have either a Security or Dollar Note purchased shall be required to surrender the Security or Dollar Note, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Excess Cash Flow Purchase Date. Holders and Dollar Notes Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Excess Cash Flow Purchase Date, a telex, facsimile transmission or letter setting forth the name of the Holder or Dollar Notes Holder, the principal amount of the Security or Dollar Note which was delivered for purchase by the Holder or Dollar Notes Holder and a statement that such Holder or Dollar Notes Holder is withdrawing his election to have such Security or Dollar Notes purchased. Holders or Dollar Notes Holders whose Securities or Dollar Notes are purchased only in part shall be issued new Securities or Dollar Notes equal in principal amount to the unpurchased portion of the Securities or Dollar Notes surrendered.

                  (4) At the time the Company delivers Securities or Dollar Notes to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Securities or Dollar Notes are to be accepted by the Company pursuant to and in accordance with the terms of this Section 4.10. A Security or Dollar Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder or Dollar Notes Holder.

                  (d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities or Euro Notes pursuant to this Section 4.10. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.10, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.10 by virtue of its compliance with such securities laws or regulations.

                  SECTION 4.11. Future Guarantors. The Issuer and the Company shall cause each domestic Restricted Subsidiary that Guarantees any Indebtedness of the Company, the Issuer or any other Subsidiary Guarantor to, at the same time, execute and deliver to the Trustee a Guaranty Agreement pursuant to which such Restricted Subsidiary will Guarantee


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

payment of the Securities on the same terms and conditions as those set forth in
Article 11 of this Indenture.

                  SECTION 4.12. Additional Amounts. All payments made under or with respect to the Securities shall be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (hereinafter "Taxes") imposed or levied by or on behalf of the government of The Netherlands or any political subdivision or any authority or agency therein or thereof having power to tax, or within any other jurisdiction in which the Issuer is organized or is otherwise resident for tax purposes or any jurisdiction from or through which payment is made (each a "Relevant Taxing Jurisdiction"), unless it is required to withhold or deduct Taxes by law or by the interpretation or administration thereof.

                  If the Issuer is so required to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction from any payment made under or with respect to the Securities, the Issuer shall pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by the Holders (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holders would have received if such Taxes had not been withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts does not apply to (1) any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over the relevant Holder, if the relevant Holder is an estate, nominee, trust or corporation) and the Relevant Taxing Jurisdiction (other than the mere receipt of such payment or the ownership or holding outside of The Netherlands of such Security); or (2) any estate, inheritance, gift, sales, excise, transfer, personal property tax or similar tax, assessment or governmental charge; nor shall the Issuer be required to pay Additional Amounts (a) if the payment could have been made without such deduction or withholding if the beneficiary of the payment had presented the Security for payment within 30 days after the date on which such payment or such Security became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the Holder would have been entitled to Additional Amounts had the Security been presented on the last day of such 30 day period), (b) with respect to any payment of principal of (or premium, if any, on) or interest on such Security to any Holder who is a fiduciary or partnership or any person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual Holder of such Security, (c) if the Securities are presented for payment in The Netherlands; provided, however, that at such time the Issuer has at least one paying agent in the European Union (other than in The Netherlands), or (d) if the Securities are presented for payment by, on behalf of, a Holder who would be able to avoid withholding or deduction by presenting any form or certificate and/or making a declaration of non-residence or similar claim for exemption but fails to do so.

                  Upon request, the Issuer shall provide the Trustee with official receipts or other documentation satisfactory to the Trustee evidencing the payment of the Taxes with respect to which Additional Amounts are paid.

                  Whenever in this Indenture there is mentioned, in any context:
(1) the payment of principal; (2) purchase prices in connection with a purchase of Securities; (3) interest; or (4) any other amount payable on or with respect to any of the Securities, such reference shall be deemed to include payment of Additional Amounts provided for in this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

                  The Issuer shall pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery, enforcement or registration of the Securities, this Indenture or any other document or instrument in relation thereof, or the receipt of any payments with respect to the Securities, excluding such taxes, charges or similar levies imposed by any jurisdiction outside of The Netherlands, the jurisdiction of incorporation of any successor of the Issuer or any jurisdiction in which a paying agent is located, and the Issuer will indemnify the Holders for any such taxes paid by such Holders.

                  The obligations described under this Section shall survive any termination, defeasance or discharge of this Indenture and shall apply mutatis mutandis to any jurisdiction in which any successor Person to the Issuer is organized or any political subdivision or taxing authority or agency thereof or therein.

                  SECTION 4.13. Compliance Certificate. The Company or the Issuer shall deliver to the Trustee within

120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company or the Issuer they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company or the Issuer is taking or proposes to take with respect thereto. The Issuer also shall comply with TIA
Section 314(a)(4).

                  SECTION 4.14. Further Instruments and Acts. The Company and the Subsidiary Guarantors will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper or as the Trustee may request to carry out more effectively the purpose of this Indenture.

                  SECTION 4.15. Ownership of the Issuer. The Issuer shall at all times be a Wholly Owned Subsidiary of the Company.

                  SECTION 4.16. Limitation on Business Activities of the Issuer. The Issuer will not, and the Company will not permit the Issuer to (a) incur any Indebtedness other than (1) the Securities, (2) the Issuer's Guaranty of the Dollar Notes, (3) the Issuer's guaranty of obligations in respect of the Credit Agreement and, (4) Indebtedness incurred in compliance with Section 4.03(b)(4) of this Indenture and, in the case of (1) and (2), any refinancings or replacements thereof permitted by the Section 4.03 or (b) engage in any business activities other than (1) the issuance of the Securities and the guaranties described in the preceding clause (a), (2) the making of Intercompany Loans and
(3) activities incidental to the activities described in clauses (1) or (2) of this clause (b).

                  SECTION 4.17. Limitation on Use of Proceeds. The Issuer will use all the net proceeds of the issuance of the Securities to make Intercompany Loans and pay fees and expenses of the offering of the Securities, including customary organizational expenses of the Issuer.

                                    ARTICLE 5

                                Successor Company

                  SECTION 5.01. When the Company or Issuer May Merge or Transfer Assets. Neither the Company nor the Issuer shall consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of


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

transactions, directly or indirectly, all or substantially all its assets to, any Person, unless, in the case of the
Company:

                  (1) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia or under the laws of Bermuda, the British Virgin Islands, the Bahamas or Canada and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Company's Guaranty of the Securities and this Indenture;

                  (2) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

                  (3) immediately after giving pro forma effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a);

                  (4) immediately after giving pro forma effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of the Company immediately prior to such transaction;

                  (5) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture;

                  (6) in the event that the Successor Company in any merger is organized and existing under the laws of Bermuda, the British Virgin Islands, the Bahamas or Canada (any such merger, a "Foreign Jurisdiction Merger"), the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Netherlands tax purposes as a result of such transaction and will be subject to Netherlands tax on the same amounts and at the same times as would have been the case if such transaction had not occurred; and

                  (7) in the event of a Foreign Jurisdiction Merger, the Company shall have delivered to the Trustee an Opinion of Counsel in the jurisdiction of the Successor Company to the effect that (A) any payment of interest or principal under or with respect to the Securities or the Guaranties will, after giving effect to such transaction, be exempt from any withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge of whatever nature imposed or levied by or on behalf of any jurisdiction from or through which payment is made or in which the payor is organized, resident or engaged in business for tax purposes and (B) no other taxes or income (including capital gains) will be payable by a Holder of Securities under the laws of any jurisdiction where the Successor Company is or becomes organized, resident or engaged in business for tax purposes in respect of the acquisition, ownership or disposition of the Securities, including the receipt of interest or principal thereon, provided that such Holder does not use or hold, and is not deemed to use or hold the Securities in carrying on a business in the jurisdiction where the Successor Company is or becomes organized, resident or engaged in business for tax purposes;

provided, however, that clause (3) and (4) will not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company or (B) the Company merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction.

                  The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, and the predecessor Company, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Securities.

                  The Company shall not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless: (1) except in the case of a Subsidiary Guarantor that has been disposed of in its entirety to another Person (other than to the Company or an Affiliate of the Company), whether through a merger, consolidation or sale of Capital Stock or assets, the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by a Guaranty Agreement, in a form satisfactory to the Trustee, all the obligations of such Subsidiary, if any, under its Subsidiary Guaranty of the Securities and Dollar Notes; (2) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and (3) the Issuer delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guaranty Agreement, if any, complies with this Indenture.

                                    ARTICLE 6

                              Defaults and Remedies

                  SECTION 6.01. Events of Default. An "Event of Default" occurs if:

                  (1) the Issuer defaults in any payment of interest or any Additional Amounts on any Security when the same becomes due and payable, whether or not such payment shall be prohibited by Article 10, and such default continues for a period of 30 days;

                  (2) the Company or the Issuer (i) defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon declaration or otherwise, whether or not such payment shall be prohibited by Article 10, or (ii) fails to redeem or purchase Securities when required pursuant to this Indenture or the Securities, whether or not such redemption or purchase shall be prohibited by Article 10;

                  (3) the Company or the Issuer fails to comply with
         Section 5.01;

                  (4) the Company or the Issuer, as applicable, fails to comply with Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.11,
         4.15, 4.16 or 4.17 (other than a failure to purchase Securities when required under Section 4.06 or 4.09) and such failure continues for 30 days after the notice specified below;

                  (5) the Company, the Issuer or any Subsidiary Guarantor fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in clause (1), (2), (3) or (4) above) and such failure continues for 60 days after the notice specified below;

                  (6) Indebtedness of any Subsidiary Guarantor, the Company, the Issuer or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10.0 million, or its foreign currency equivalent at the time;

                  (7) any Subsidiary Guarantor, the Company, the Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                           (A) commences a voluntary case;

                           (B) consents to the entry of an order for relief
                  against it in an involuntary case;

                           (C) consents to the appointment of a Custodian of it
                  or for any substantial part of its property; or

                           (D) makes a general assignment for the benefit of its
                  creditors;

         or takes any comparable action under any foreign laws relating to insolvency;

                  (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against any Subsidiary Guarantor,
                  the Company, the Issuer or any Significant Subsidiary in an involuntary case;

                           (B) appoints a Custodian of any Subsidiary Guarantor,
                  the Company, the Issuer or any Significant Subsidiary or for any substantial part of its property; or

                           (C) orders the winding up or liquidation of any
                  Subsidiary Guarantor, the Company, the Issuer or any Significant Subsidiary;

         or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

                  (9) any judgment or decree for the payment of money in excess of $10.0 million or its foreign currency equivalent at the time is entered against any Subsidiary Guarantor, the Company, the Issuer or any Significant Subsidiary, remains outstanding for a period of 60 days following the entry of such judgment or decree and is not discharged, waived or the execution thereof stayed within 10 days after the notice specified below; or

                  (10) the Company's Guaranty of the Securities or a Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of this Indenture) or the Company or a Subsidiary Guarantor denies or disaffirms its obligations under its Guaranty.

                  The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                  The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors and (in the case of the Issuer) means Netherlands bankruptcy law, including without limitation the provisions thereof relating to surseance van betaling and faillissement. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                  A Default under clauses (4), (5) or (9) is not an Event of Default until the Trustee or the holders of at least 25% in principal amount of the outstanding Securities notify the Issuer of the Default and the Issuer or the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

                  The Issuer shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (6) or (10) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4), (5) or (9), its status and what action the Issuer is taking or proposes to take with respect thereto.

                  SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) with respect to the Company or the Issuer) occurs and is continuing, the Trustee by notice to the Issuer, or the Holders of at least 25% in principal amount of the Securities by notice to the Issuer and the Trustee, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(7) or (8) with respect to the Company or the Issuer, occurs, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                  SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security, (ii) a Default arising from the failure to redeem or purchase any Security when required pursuant to this Indenture or (iii) a Default in respect of a provision that under Section
9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

                  SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification or security satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

                  SECTION 6.06. Limitation on Suits. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Securityholder may pursue any remedy with respect to this Indenture or the Securities unless:

                  (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                  (2) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

                  (5) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

                  A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

                  SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

                  SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Issuer, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

                  SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

                  FIRST: to the Trustee for amounts due under Section 7.07;

                  SECOND: to holders of Senior Indebtedness of the Issuer and, if such money or property has been collected from the Company or a Subsidiary Guarantor, to holders of Senior Indebtedness of the Company or of such Subsidiary Guarantor, in each case to the extent required by
         Article 10, 12 and 14;

                  THIRD: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                  FOURTH: to the Issuer.


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

                  The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10. At least 15 days before such record date, the Issuer shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

                  SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

                  SECTION 6.12. Waiver of Stay or Extension Laws. The Issuer (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                    ARTICLE 7

                                     Trustee

                  SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                  (b) Except during the continuance of an Event of Default:

                  (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

                  (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

                  (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

                  (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01 and to the provisions of the TIA.

                  SECTION 7.02. Rights of Trustee. (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document;

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel;

                  (c) The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent appointed with due care;

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence;

                  (e) The Trustee may consult with counsel of its choice, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel;

                  (f) Any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer request or Issuer order and any resolution of the Board of Directors may be sufficiently evidenced by a Board resolution;

                  (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                  (h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

                  (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder; and

                  (j) The Trustee may request that the Issuer deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign on Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

                  SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                  SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Issuer's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

                  SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

                  SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b).

                  A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Issuer agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

                  SECTION 7.07. Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Issuer shall indemnify the Trustee and any predecessor Trustee and their agents against any and all loss, liability or expense (including attorneys' fees and taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) incurred by it in connection with the administration of this trust and the performance of its duties hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Issuer or any Holder or any other Person). The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee may have separate counsel and the Issuer shall pay the fees and expenses of such counsel. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith.

                  To secure the Issuer's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

                  The Issuer's payment obligations pursuant to this Section 7.07 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default


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

specified in Section 6.01(7) or (8) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

                  SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Issuer. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Issuer shall remove the Trustee if:

                  (1) the Trustee fails to comply with Section 7.10;

                  (2) the Trustee is adjudged bankrupt or insolvent;

                  (3) a receiver or other public officer takes charge of the Trustee or its property; or

                  (4) the Trustee otherwise becomes incapable of acting.

                  If the Trustee resigns, is removed by the Issuer or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in
Section 7.07.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction at the expense of the Issuer for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Issuer's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

                  SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

                  In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

                  SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

                  SECTION 7.11. Preferential Collection of Claims Against Issuer. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                    ARTICLE 8

                       Discharge of Indenture; Defeasance

                  SECTION 8.01. Discharge of Liability on Securities; Defeasance. (a) When (1) the Issuer delivers to the

Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (2) all outstanding Securities have become due and payable, whether at maturity or on a redemption date as a result of the mailing of a notice of redemption pursuant to Article 3 hereof and the Issuer irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either case the Issuer pays all other sums payable hereunder by the Issuer, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Issuer accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Issuer.

                  (b) Subject to Sections 8.01(c) and 8.02, the Issuer at any time may terminate (1) all its and the Company's obligations under the Securities and this Indenture ("legal defeasance option") or (2) the Company's and the Issuer's obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.15, 4.16 and 4.17 and the operation of Sections
6.01(4), 6.01(6), 6.01(7), 6.01(8) and 6.01(9) (but, in the case of Sections
6.01(7) and (8), with respect only to Significant Subsidiaries) and the limitations contained in Sections 5.01(3) and 5.01(4) ("covenant defeasance option"). The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

                  If the Issuer exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto. If the Issuer exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(4), 6.01(6), 6.01(7), 6.01(8) and 6.01(9) (but, in
the case of Sections 6.01(7) and (8), with respect only to Significant Subsidiaries) or because of the failure of the Company to comply with Sections 5.01(3) and 5.01(4). If the Issuer exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor, if any, shall be released from all its obligations with respect to its Subsidiary Guaranty and the Company shall be released from all its obligations with respect to its Guaranty.

                  Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.


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

                  (c) Notwithstanding clauses (a) and (b) above, the Issuer's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07 and 7.08 and in
this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Issuer's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

                  SECTION 8.02. Conditions to Defeasance. The Issuer may exercise its legal defeasance option or its covenant defeasance option only if:

                  (1) the Issuer irrevocably deposits in trust with the Trustee money or U.S. Government Obligations or European Government Obligations for the payment of principal of and interest on the Securities to maturity or redemption, as the case may be;

                  (2) the Issuer delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations or European Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

                  (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Sections 6.01(7) or (8) with respect to the Issuer occurs which is continuing at the end of the period;

                  (4) the deposit does not constitute a default under any other agreement binding on the Issuer and is not prohibited by Article 10;

                  (5) the Issuer delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                  (6) in the case of the legal defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that
         (A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                  (7) in the case of the covenant defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

                  (8) the Issuer delivers to the Trustee an Opinion of Counsel in The Netherlands to the effect that (A) Holders will not recognize income, gain or loss for Dutch federal or provincial income tax purposes as a result of such deposit and defeasance, and will be subject to income tax of such jurisdiction on the same amounts, and in the same manner and at the same times as would have been the case if such deposit and defeasance, had not occurred, and (B) payments from the defeasance trust will be free and exempt from any and all withholding and other income taxes of whatever nature of The Netherlands or any province thereof or any political subdivision thereof or therein having the power to tax; and

                  (9) the Issuer delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

                  Before or after a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

                  For purposes of this Section, money denominated in currency other than Euro and U.S. Government Obligations deposited pursuant to this section shall be subject in their entirety (including principal, interest and premium, if any) to a customary Currency Agreement that is of a duration not less than the defeasance period that fixes the exchange rate of such money or U.S. Government Obligations into Euro for the benefit of the Trustee. The amount of such money and U.S. Government Obligations expressed in Euro will be as provided in such Currency Agreement. The counterparty to such Currency Agreement shall be a commercial bank organized in the United States having capital and surplus in excess of $500.0 million or a commercial bank organized under the laws of any country that is a member of the OECD having total assets in excess of $500.0 million (or its foreign currency equivalent at the time). Such counterparty may obtain from the Issuer an Opinion of Counsel to the effect that such currency agreement has been duly authorized and entered into by the Issuer.

                  SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money, European Government Obligations or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from European Government Obligations or U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities. Money and securities so held in trust are not subject to Article 10.

                  SECTION 8.04. Repayment to Issuer. The Trustee and the Paying Agent shall promptly turn over to the Issuer upon request any excess money or securities held by them at any time.

                  Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuer upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Issuer for payment as general creditors.

                  SECTION 8.05. Indemnity for Government Obligations. The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited European Government Obligations or U.S. Government Obligations or the principal and interest received on such European Government or U.S. Government Obligations.

                  SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money, European Government Obligations or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and the Issuer's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this
Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money, European Government Obligations or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Issuer has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money, European Government Obligations or U.S. Government Obligations held by the Trustee or Paying Agent.

                                    ARTICLE 9

                                   Amendments

                  SECTION 9.01. Without Consent of Holders. The Issuer, the Company, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

                  (1) to cure any ambiguity, omission, defect or inconsistency;

                  (2) to comply with Article 5;

                  (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of
         Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

                  (4) to make any change in Article 10 that would limit or terminate the benefits available to any holder of Senior Indebtedness of the Company or the Issuer or of a Subsidiary Guarantor (or Representatives therefor) under Article 10, 12 or 14;

                  (5) to add guarantees with respect to the Securities, including any Subsidiary Guaranties, or to secure the Securities;

                  (6) to add to the covenants of the Issuer, the Company or a Subsidiary Guarantor for the benefit of the Holders or to surrender any right or power herein conferred upon the Issuer, the Company or a Subsidiary Guarantor;

                  (7) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA; or

                  (8) to make any change that does not adversely affect the rights of any Securityholder.

                  An amendment under this Section 9.01 may not make any change that adversely affects the rights under

Article 10, 12 or 14 of any holder of Senior Indebtedness of the Issuer, the Company or of a Subsidiary Guarantor then outstanding unless the holders of such Senior Indebtedness (or any group or Representative thereof authorized to give a consent) consent to such change.

                  After an amendment under this Section 9.01 becomes effective, the Issuer shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this
Section 9.01.

                  SECTION 9.02. With Consent of Holders. The Issuer, the Company the Subsidiary Guarantors and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities). However, without the consent of each Securityholder affected thereby, an amendment may not:

                  (1) reduce the amount of Securities whose Holders must consent to an amendment;

                  (2) reduce the rate of or extend the time for payment of interest on any Security;

                  (3) reduce the principal amount of or extend the Stated Maturity of any Security;

                  (4) reduce the amount payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with Article 3;

                  (5) make any Security payable in money other than that stated in the Security;

                  (6) make any changes in the ranking or priority of any Security that would adversely affect the Securityholders;

                  (7) make any change in Section 6.04 or 6.07 or the second sentence of this Section 9.02;

                  (8) make any change in the Company Guaranty or any Subsidiary Guaranty that would adversely affect the Securityholders; or

                  (9) make any change in Section 4.12 that adversely affects the rights of any Securityholder or amend terms of the Securities or this Indenture in a way that would result in the loss of an exemption from any of the Taxes described thereunder.

                  It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

                  An amendment under this Section 9.02 may not make any change that adversely affects the rights under Article 10, 12 or 14 of any holder of Senior Indebtedness of the Issuer, the Company or of a Subsidiary Guarantor then outstanding unless the holders of such Senior Indebtedness (or any group or Representative thereof authorized to give a consent) consent to such change.

                  After an amendment under this Section 9.02 becomes effective, the Issuer shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this
Section 9.02.

                  SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

                  SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

                  The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders


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

after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

                  SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

                  SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

                  SECTION 9.07. Payment for Consent. Neither the Issuer nor any Affiliate of the Issuer shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                   ARTICLE 10

                                  Subordination

                  SECTION 10.01. Agreement To Subordinate. The Issuer agrees, and each Securityholder by accepting a Security agrees, that the Indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment of all Senior Indebtedness of the Issuer and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. The Securities shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Issuer and only


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

Indebtedness of the Issuer which is Senior Indebtedness of the Issuer shall rank senior to the Securities in accordance with the provisions set forth herein. All provisions of this Article 10 shall be subject to Section 10.12.

                  SECTION 10.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Issuer to creditors upon a total or partial liquidation or a total or partial dissolution of the Issuer or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Issuer or its property:

                  (1) holders of Senior Indebtedness of the Issuer shall be entitled to receive payment in full in cash of such Senior Indebtedness before Securityholders shall be entitled to receive any payment of principal of or interest on the Securities; and

                  (2) until such Senior Indebtedness is paid in full in cash, any payment or distribution to which Securityholders would be entitled but for this Article 10 shall be made to holders of such Senior Indebtedness as their interests may appear, except that Securityholders may receive shares of Capital Stock and any debt securities that are subordinated to such Senior Indebtedness to at least the same extent as the Securities.

                  SECTION 10.03. Default on Senior Indebtedness of the Issuer. The Issuer shall not pay the principal of or interest on the Securities or make any deposit pursuant to Section 8.01 and may not purchase, redeem or otherwise retire any Securities (collectively, "pay the Securities") if either of the following (a "Payment Default") occurs (1) any Designated Senior Indebtedness of the Issuer is not paid in cash when due; or (2) any other default on Designated Senior Indebtedness of the Issuer occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full in cash; provided, however, that the Issuer shall be entitled to pay the Securities without regard to the foregoing if the Issuer and the Trustee receive written notice approving such payment from the Representative of all Designated Senior Indebtedness with respect to which a Payment Default has occurred and is continuing. During the continuance of any default (other than a Payment Default) with respect to any Designated Senior Indebtedness of the Issuer pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of


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

any applicable grace periods, the Issuer shall not pay the Securities for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee of (with a copy to the Issuer) written notice (a "Blockage Notice") of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period shall end earlier if such Payment Blockage Period is terminated (1) by written notice to the Trustee and the Issuer from the Person or Persons who gave such Blockage Notice; (2) because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; or (3) because such Designated Senior Indebtedness has been discharged or repaid in full in cash. Notwithstanding the provisions described in the immediately preceding two sentences (but subject to the provisions contained in the first sentence of this Section 10.03), unless the holders of such Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness shall have accelerated the maturity of such Designated Senior Indebtedness, the Issuer shall be entitled to resume payments on the Securities after termination of such Payment Blockage Period. The Securities shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness of the Issuer during such period; provided, however, that if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness of the Issuer (other than the Bank Indebtedness), the Representative of the Bank Indebtedness shall be entitled to give another Blockage Notice within such period; provided further, however, that in no event shall the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360-consecutive-day period, and there must be 181 days during any 360-consecutive day period during which no Payment Blockage Period is in effect. For purposes of this Section 10.03, no default or event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness of the Issuer initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

                  SECTION 10.04. Acceleration of Payment of Securities. If payment of the Securities is accelerated because of an Event of Default, the Issuer or the Trustee


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shall promptly notify the holders of the Designated Senior Indebtedness of the
Issuer (or their Representatives) of the acceleration. If any Designated Senior Indebtedness of the Issuer is outstanding, the Issuer shall not pay the Securities until five Business Days after the Representatives of all the issues of Designated Senior Indebtedness of the Issuer receive notice of such acceleration and, thereafter, shall be entitled to pay the Securities only if this Article 10 otherwise permits payment at that time.

                  SECTION 10.05. When Distribution Must Be Paid Over. If a distribution is made to Securityholders that because of this Article 10 should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of Senior Indebtedness of the Issuer and pay it over to them as their interests may appear.

                  SECTION 10.06. Subrogation. After all Senior Indebtedness of the Issuer is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to such Senior Indebtedness. A distribution made under this Article 10 to holders of such Senior Indebtedness which otherwise would have been made to Securityholders is not, as between the Issuer and Securityholders, a payment by the Issuer on such Senior Indebtedness.

                  SECTION 10.07. Relative Rights. This Article 10 defines the relative rights of Securityholders and holders of Senior Indebtedness of the Issuer. Nothing in this Indenture shall:

                  (1) impair, as between the Issuer and Securityholders, the obligation of the Issuer, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms; or

                  (2) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness of the Issuer to receive distributions otherwise payable to Securityholders.

                  SECTION 10.08. Subordination May Not Be Impaired by Issuer. No right of any holder of Senior Indebtedness of the Issuer to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Issuer or by its failure to comply with this Indenture.

                  SECTION 10.09. Rights of Trustee and Paying Agent. Notwithstanding Section 10.03, the Trustee or Paying Agent shall continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that under this Article 10 would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that such payments are prohibited by this Article 10. The Issuer, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of the Issuer shall be entitled to give the notice; provided, however, that, if an issue of Senior Indebtedness of the Issuer has a Representative, only the Representative shall be entitled to give the notice.

                  The Trustee in its individual or any other capacity shall be entitled to hold Senior Indebtedness of the Issuer with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent shall be entitled to do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 10 with respect to any Senior Indebtedness of the Issuer which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this
Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

                  SECTION 10.10. Distribution or Notice to Representative. Whenever any Person is to make a distribution or give a notice to holders of Senior Indebtedness of the Issuer, such Person shall be entitled to make such distribution or give such notice to their Representative (if any).

                  SECTION 10.11. Article 10 Not To Prevent Events of Default or Limit Right To Accelerate. The failure to make a payment pursuant to the Securities by reason of any provision in this Article 10 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 10 shall have any effect on the right of the Securityholders or the Trustee to accelerate the maturity of the Securities.

                  SECTION 10.12. Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations or European Government Obligations held in trust under Article 8 by the Trustee for the payment of principal of and interest on the Securities shall not be subordinated to the prior payment of any Senior Indebtedness of the

Issuer or subject to the restrictions set forth in this Article 10, and none of the Securityholders shall be obligated to pay over any such amount to the Issuer or any holder of Senior Indebtedness of the Issuer or any other creditor of the Issuer.

                  SECTION 10.13. Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article 10, the Trustee and the Securityholders shall be entitled to rely (1) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.02 are pending, (2) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders or (3) upon the Representatives of Senior Indebtedness of the Issuer for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other Indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Issuer to participate in any payment or distribution pursuant to this Article 10, the Trustee shall be entitled to request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 10, and, if such evidence is not furnished, the Trustee shall be entitled to defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 10.

                  SECTION 10.14. Trustee To Effectuate Subordination. Each Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Indebtedness of the Issuer as provided in this Article 10 and appoints the Trustee as attorney-in-fact for any and all such purposes.

                  SECTION 10.15. Trustee Not Fiduciary for Holders of Senior Indebtedness of the Issuer. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Issuer and shall not be liable to any such holders if it shall mistakenly pay over or distribute


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

to Securityholders or the Issuer or any other Person, money or assets to which any holders of Senior Indebtedness of the Issuer shall be entitled by virtue of this Article 10 or otherwise.

                  SECTION 10.16. Reliance by Holders of Senior Indebtedness of the Issuer on Subordination Provisions. Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Issuer, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

                                   ARTICLE 11

                              The Company Guaranty

                  SECTION 11.01. The Company Guaranty. The Company hereby unconditionally and irrevocably guarantees to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Issuer under this Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Issuer under this Indenture and the Securities (all the foregoing being for purposes of this Article 11 collectively called the "Obligations"). The Company further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Company and that the Company will remain bound under this Article 11 notwithstanding any extension or renewal of any Obligation.

                  The Company waives presentation to, demand of, payment from and protest to the Issuer of any of the Obligations and also waives notice of protest for nonpayment. The Company waives notice of any default under the Securities or the Obligations. The obligations of the Company hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this

Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; or (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations.

                  The Company further agrees that its Guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

                  The Company Guaranty is, to the extent and in the manner set forth in Article 12, subordinated and subject in right of payment to the prior payment in full of the principal of and premium, if any, and interest on all Senior Indebtedness of the Company and such Guaranty is made subject to such provisions of this Indenture.

                  Except as expressly set forth in Sections 8.01(a) and (b) and 8.02, the obligations of the Company hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Company herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Company or would otherwise operate as a discharge of the Company as a matter of law or equity.

                  The Company further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.

                  In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against the Company by virtue hereof, upon the failure of the Issuer to pay the principal of or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, the Company hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (1) the unpaid amount of such Obligations, (2) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (3) all other monetary Obligations of the Issuer to the Holders and the Trustee.

                  The Company agrees that it shall not be entitled to any right of subrogation in respect of any Obligations guaranteed hereby until payment in full of all Obligations and all obligations to which the Obligations are subordinated as provided in Article 12. The Company further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand,
(x) the maturity of the Obligations Guaranteed hereby may be accelerated as provided in Article 6 for the purposes of the Company's Guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in
Article 6, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Company for the purposes of this Section.

                  The Company also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

                  SECTION 11.02. Successors and Assigns. This Article 11 shall be binding upon the Company and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

                  SECTION 11.03. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.

                  SECTION 11.04. Modification. No modification, amendment or waiver of any provision of this Article 11, nor the consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in the same, similar or other circumstances.

                                   ARTICLE 12

                      Subordination of the Company Guaranty

                  SECTION 12.01. Agreement To Subordinate. The Company agrees, and each Securityholder by accepting a Security agrees, that the Indebtedness evidenced by the Company's Guaranty is subordinated in right of payment, to the extent and in the manner provided in this Article 12, to the prior payment of all Senior Indebtedness of the Company and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. The Obligations of the Company shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company and only Senior Indebtedness of the Company (including the Company's Guaranty of Senior Indebtedness of the Issuer) shall rank senior to the Obligations of the Company in accordance with the provisions set forth herein.

                  SECTION 12.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

                  (1) holders of Senior Indebtedness of the Company shall be entitled to receive payment in full of such Senior Indebtedness before Securityholders shall be entitled to receive any payment pursuant to the Guaranty of the Company; and

                  (2) until the Senior Indebtedness of the Company is paid in full in cash, any payment or distribution to which Securityholders would be entitled but for this Article 12 shall be made to holders of such Senior

         Indebtedness as their interests may appear, except that Securityholders may receive shares of Capital Stock and any debt securities of the Company that are subordinated to such Senior Indebtedness to at least the same extent as Guaranty.

                  SECTION 12.03. Default on Senior Indebtedness of the Company. The Company shall make its Guaranty or purchase, redeem or otherwise retire or defease any Securities or other Obligations (collectively, "pay its Guaranty") if either of the following (a "Payment Default") occurs (1) any Designated Senior Indebtedness of the Company is not paid when due; or (2) any other default on Designated Senior Indebtedness of the Company occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms; unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full; provided, however, that the Company shall be entitled to pay its Guaranty without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of any Designated Senior Indebtedness with respect to which the Payment Default has occurred and is continuing. During the continuance of any default (other than a Payment Default) with respect to any Designated Senior Indebtedness of the Company pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company shall not pay its Guaranty for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee of (with a copy to the Company) written notice (a "Blockage Notice") of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period shall end earlier if such Payment Blockage Period is terminated (1) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice; (2) because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; or (3) because such Designated Senior Indebtedness has been discharged or repaid in full. Notwithstanding the provisions described in the immediately preceding two sentences (but subject to the provisions contained in the first sentence of this Section), unless the holders of such Designated Senior Indebtedness giving such Payment Notice or the Representative of such Designated Senior Indebtedness shall have accelerated the maturity of such Designated Senior Indebtedness, the Company shall be entitled to resume payments pursuant to its Guaranty after termination of such Payment Blockage Period. The Company shall not be subject to more than one Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness of the Company during such period; provided, however, that if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness of the Issuer (other than the Bank Indebtedness), the Representative of the Bank Indebtedness shall be entitled to give another Blockage Notice within such period; provided further, however, that in no event shall the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360-consecutive-day period, and there must be 181 days during any 360-consecutive day period during which no Payment Blockage Period is in effect. For purposes of this Section, no default or event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness of the Company initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

                  SECTION 12.04. Demand for Payment. If a demand for payment is made on the Company pursuant to Article 11, the Trustee shall promptly notify the holders of the Designated Senior Indebtedness of the Company (or their Representatives) of such demand.

                  SECTION 12.05. When Distribution Must Be Paid Over. If a distribution is made to Securityholders that because of this Article 12 should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of Senior Indebtedness of the Company and pay it over to it or its Representatives as their interests may appear.

                  SECTION 12.06. Subrogation. After all Senior Indebtedness of the Company is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to Senior Indebtedness of the Company. A distribution made under this Article 12 to holders of such Senior Indebtedness which otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Company on such Senior Indebtedness.


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

                  SECTION 12.07. Relative Rights. This Article 12 defines the relative rights of Securityholders and holders of Senior Indebtedness of the Company. Nothing in this Indenture shall:

                  (1) impair, as between the Company and Securityholders, the obligation of the Company, which is absolute and unconditional, to pay its Guaranty to the extent set forth in Article 11; or

                  (2) prevent the Trustee or any Securityholder from exercising its available remedies upon a default by the Company under its Guaranty, subject to the rights of holders of Senior Indebtedness of the Company to receive distributions otherwise payable to Securityholders.

                  SECTION 12.08. Subordination May Not Be Impaired by Company. No right of any holder of Senior Indebtedness of the Company to enforce the subordination of the Guaranty of the Company shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

                  SECTION 12.09. Rights of Trustee and Paying Agent. Notwithstanding Section 12.03, the Trustee or Paying Agent shall continue to make payments on any Guaranty and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives written notice satisfactory to it that such payments are prohibited by this Article 12. The Issuer, the Company, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of the Company shall be entitled to give the notice; provided, however, that, if an issue of Senior Indebtedness of the Company has a Representative, only the Representative shall be entitled to give the notice.

                  The Trustee in its individual or any other capacity shall be entitled to hold Senior Indebtedness of the Company with the same rights it would have if it were not the Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 12 with respect to any Senior Indebtedness of the Company which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this
Article 12 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.


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                  SECTION 12.10. Distribution or Notice to Representative.
Whenever any Person is to make a distribution or give a notice to holders of Senior Indebtedness of the Company, such Person shall be entitled to make such distribution or give such notice to their Representative (if any).

                  SECTION 12.11. Article 12 Not To Prevent Events of Default or Limit Right To Demand Payment. The failure to make a payment pursuant to a Guaranty by reason of any provision in this Article 12 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 12 shall have any effect on the right of the Securityholders or the Trustee to make a demand for payment on the Company pursuant to its Guaranty.

                  SECTION 12.12. Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article 12, the Trustee and the Securityholders shall be entitled to rely (1) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 12.02 are pending, (2) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders or (3) upon the Representatives for the holders of Senior Indebtedness of the Company for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other indebtedness of the Company or the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Company to participate in any payment or distribution pursuant to this Article 12, the Trustee shall be entitled to request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness of the Company held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 12, and, if such evidence is not furnished, the Trustee shall be entitled to defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 12.

                  SECTION 12.13. Trustee To Effectuate Subordination. Each Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take


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such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Indebtedness of the Company as provided in this Article 12 and appoints the Trustee as attorney-in-fact for any and all such purposes.

                  SECTION 12.14. Trustee Not Fiduciary for Holders of Senior Indebtedness of the Company. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Company and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the Issuer or any other Person, money or assets to which any holders of such Senior Indebtedness shall be entitled by virtue of this
Article 12 or otherwise.

                  SECTION 12.15. Reliance by Holders of Senior Indebtedness of the Company on Subordination Provisions. Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Company, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

                                   ARTICLE 13

                              Subsidiary Guaranties

                  SECTION 13.01. Guaranties. Each Subsidiary Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Issuer under this Indenture and the Securities and
(b) the full and punctual performance within applicable grace periods of all other obligations of the Issuer under this Indenture and the Securities (all the foregoing being for the purposes of this Article 13 collectively called the "Obligations"). Each Subsidiary Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor and that such Subsidiary Guarantor will remain bound under this Article 13 notwithstanding any extension or renewal of any Obligation.


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                  Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Issuer of any of the Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement;
(d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations; or
(f) except as set forth in Section 13.06, any change in the ownership of such Subsidiary Guarantor.

                  Each Subsidiary Guarantor further agrees that its Subsidiary Guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

                  Each Subsidiary Guaranty is, to the extent and in the manner set forth in Article 14, subordinated and subject in right of payment to the prior payment in full of the principal of and premium, if any, and interest on all Senior Indebtedness of the Subsidiary Guarantor giving such Subsidiary Guaranty and each Subsidiary Guaranty is made subject to such provisions of this Indenture.

                  Except as expressly set forth in Sections 8.01(b), 13.02 and 13.06, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing


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or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

                  Each Subsidiary Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.

                  In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (1) the unpaid amount of such Obligations, (2) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and
(3) all other monetary Obligations of the Issuer to the Holders and the Trustee.

                  Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Obligations guaranteed hereby until payment in full of all Obligations and all obligations to which the Obligations are subordinated as provided in Article 14. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations Guaranteed hereby may be accelerated as provided in Article 6 for the purposes of such Subsidiary Guarantor's Subsidiary Guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article 6, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section 13.01.

                  Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.


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                  SECTION 13.02. Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

                  Each Subsidiary Guarantor that makes a payment under its Guaranty will be entitled to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor's pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

                  SECTION 13.03. Successors and Assigns. This Article 13 shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

                  SECTION 13.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 13 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 13 at law, in equity, by statute or otherwise.

                  SECTION 13.05. Modification. No modification, amendment or waiver of any provision of this Article 13, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.


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                  SECTION 13.06. Release of Subsidiary Guarantor. Upon the sale
(including any sale pursuant to any exercise of remedies by a holder of Senior Indebtedness of the Issuer or of such Subsidiary Guarantor) or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor or the sale or disposition of all or substantially all the assets of such Subsidiary Guarantor (in each case other than a sale or disposition to the Issuer or an Affiliate of the Issuer) or at such time as such Subsidiary Guarantor no longer Guarantees any other Indebtedness of the Company or the Issuer, such Subsidiary Guarantor shall be deemed released from all obligations under this Article 13 without any further action required on the part of the Trustee or any Holder. At the request of the Issuer, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

                                   ARTICLE 14

                     Subordination of Subsidiary Guaranties

                  SECTION 14.01. Agreement To Subordinate. Each Subsidiary Guarantor agrees, and each Securityholder by accepting a Security agrees, that the Indebtedness evidenced by such Subsidiary Guarantor's Subsidiary Guaranty is subordinated in right of payment, to the extent and in the manner provided in this Article 14, to the prior payment of all Senior Indebtedness of such Subsidiary Guarantor and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. The Obligations of a Subsidiary Guarantor shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of such Subsidiary Guarantor and only Senior Indebtedness of such Subsidiary Guarantor (including such Subsidiary) Guarantor's Guaranty of Senior Indebtedness of the Issuer) shall rank senior to the Obligations of such Subsidiary Guarantor in accordance with the provisions set forth herein.

                  SECTION 14.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of any Subsidiary Guarantor to creditors upon a total or partial liquidation or a total or partial dissolution of such Subsidiary Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Subsidiary Guarantor or its property:

                  (1) holders of Senior Indebtedness of such Subsidiary Guarantor shall be entitled to receive payment in full in cash of such Senior Indebtedness before Securityholders shall be entitled to receive any


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         payment pursuant to the Subsidiary Guaranty of such Subsidiary
         Guarantor; and

                  (2) until the Senior Indebtedness of any Subsidiary Guarantor is paid in full in cash, any payment or distribution to which Securityholders would be entitled but for this Article 14 shall be made to holders of such Senior Indebtedness as their interests may appear, except that Securityholders may receive shares of Capital Stock and any debt securities of such Subsidiary Guarantor that are subordinated to such Senior Indebtedness to at least the same extent as Subsidiary Guaranty.

                  SECTION 14.03. Default on Senior Indebtedness of Subsidiary Guarantor. No Subsidiary Guarantor shall make its Subsidiary Guaranty or purchase, redeem or otherwise retire or defease any Securities or other Obligations (collectively, "pay its Subsidiary Guaranty") if either of the following (a "Payment Default") occurs (1) any Designated Senior Indebtedness of such Subsidiary Guarantor is not paid in cash when due; or (2) any other default on Designated Senior Indebtedness of such Subsidiary Guarantor occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms; unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full in cash; provided, however, that any Subsidiary Guarantor shall be entitled to pay its Subsidiary Guaranty without regard to the foregoing if such Subsidiary Guarantor and the Trustee receive written notice approving such payment from the Representative of all Designated Senior Indebtedness with respect to which a Payment Default has occurred and is continuing. During the continuance of any default (other than a Payment Default) with respect to any Designated Senior Indebtedness of such Subsidiary Guarantor pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, such Subsidiary Guarantor shall not pay its Subsidiary Guaranty for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee of (with a copy to such Subsidiary Guarantor) written notice (a "Blockage Notice") of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period shall end earlier if such Payment Blockage Period is terminated (1) by written notice to the Trustee and such Subsidiary Guarantor from the Person or Persons who gave such Blockage Notice; (2) because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer


                                      108
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continuing; or (3) because such Designated Senior Indebtedness has been discharged or repaid in full in cash. Notwithstanding the provisions described in the immediately preceding two sentences (but subject to the provisions contained in the first sentence of this Section 14.03), unless the holders of such Designated Senior Indebtedness giving such Payment Notice or the Representative of such Designated Senior Indebtedness shall have accelerated the maturity of such Designated Senior Indebtedness, any Subsidiary Guarantor shall be entitled to resume payments pursuant to its Subsidiary Guaranty after termination of such Payment Blockage Period. No Subsidiary Guarantor shall be subject to more than one Blockage Period in any 360-consecutive day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness of such Subsidiary Guarantor during such period; provided, however, that if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness of the Issuer (other than the Bank Indebtedness), the Representative of the Bank Indebtedness shall be entitled to give another Blockage Notice within such period; provided further, however, that in no event shall the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360-consecutive day period, and there must be 181 days during any 360-consecutive day period during which no Payment Blockage Period is in effect. For purposes of this Section 14.03, no default or event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness of such Subsidiary Guarantor initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

                  SECTION 14.04. Demand for Payment. If a demand for payment is made on a Subsidiary Guarantor pursuant to Article 13, the Trustee shall promptly notify the holders of the Designated Senior Indebtedness of such Subsidiary Guarantor (or their Representatives) of such demand.

                  SECTION 14.05. When Distribution Must Be Paid Over. If a distribution is made to Securityholders that because of this Article 14 should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of Senior Indebtedness of the applicable Subsidiary Guarantor and pay it over to them or their Representatives as their interests may appear.


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                  SECTION 14.06. Subrogation. After all Senior Indebtedness of a
Subsidiary Guarantor is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to Senior Indebtedness of such Subsidiary Guarantor. A distribution made under this Article 14 to holders of such Senior Indebtedness which otherwise would have been made to Securityholders is not, as between the relevant Subsidiary Guarantor and Securityholders, a payment by such Subsidiary Guarantor on such Senior Indebtedness.

                  SECTION 14.07. Relative Rights. This Article 14 defines the relative rights of Securityholders and holders of Senior Indebtedness of a Subsidiary Guarantor. Nothing in this Indenture shall:

                  (1) impair, as between a Subsidiary Guarantor and Securityholders, the obligation of such Subsidiary Guarantor, which is absolute and unconditional, to pay its Subsidiary Guaranty to the extent set forth in Article 13; or

                  (2) prevent the Trustee or any Securityholder from exercising its available remedies upon a default by such Subsidiary Guarantor under its Subsidiary Guaranty, subject to the rights of holders of Senior Indebtedness of such Subsidiary Guarantor to receive distributions otherwise payable to Securityholders.

                  SECTION 14.08. Subordination May Not Be Impaired by Issuer or any Subsidiary Guarantor. No right of any holder of Senior Indebtedness of any Subsidiary Guarantor to enforce the subordination of the Subsidiary Guaranty of such Subsidiary Guarantor shall be impaired by any act or failure to act by the Issuer or such Subsidiary Guarantor or by their failure to comply with this Indenture.

                  SECTION 14.09. Rights of Trustee and Paying Agent. Notwithstanding Section 14.03, the Trustee or Paying Agent shall continue to make payments on any Subsidiary Guaranty and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives written notice satisfactory to it that such payments are prohibited by this Article 14. The Issuer, the relevant Subsidiary Guarantor, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of such Subsidiary Guarantor shall be entitled to give the notice; provided, however, that, if an issue of Senior Indebtedness of any Subsidiary Guarantor has a Representative, only the Representative shall be entitled to give the notice.


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


                  The Trustee in its individual or any other capacity shall be entitled to hold Senior Indebtedness of any Subsidiary Guarantor with the same rights it would have if it were not the Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 14 with respect to any Senior Indebtedness of any Subsidiary Guarantor which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 14 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

                  SECTION 14.10. Distribution or Notice to Representative. Whenever any Person is to make a distribution or give a notice to holders of Senior Indebtedness of any Subsidiary Guarantor, such Person shall be entitled to make such distribution or give such notice to their Representative (if any).

                  SECTION 14.11. Article 14 Not To Prevent Events of Default or Limit Right To Demand Payment. The failure to make a payment pursuant to a Subsidiary Guaranty by reason of any provision in this Article 14 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 14 shall have any effect on the right of the Securityholders or the Trustee to make a demand for payment on any Subsidiary Guarantor pursuant to its Subsidiary Guaranty.

                  SECTION 14.12. Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article 14, the Trustee and the Securityholders shall be entitled to rely (1) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 14.02 are pending, (2) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders or (3) upon the Representatives for the holders of Senior Indebtedness of any Subsidiary Guarantor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other indebtedness of such Subsidiary Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 14. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of any Subsidiary Guarantor to


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

participate in any payment or distribution pursuant to this Article 14, the Trustee shall be entitled to request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness of such Subsidiary Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 14, and, if such evidence is not furnished, the Trustee shall be entitled to defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 14.

                  SECTION 14.13. Trustee To Effectuate Subordination. Each Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Indebtedness of any Subsidiary Guarantor as provided in this Article 14 and appoints the Trustee as attorney-in-fact for any and all such purposes.

                  SECTION 14.14. Trustee Not Fiduciary for Holders of Senior Indebtedness of Subsidiary Guarantor. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of any Subsidiary Guarantor and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the Issuer or any other Person, money or assets to which any holders of such Senior Indebtedness shall be entitled by virtue of this Article 14 or otherwise.

                  SECTION 14.15. Reliance by Holders of Senior Indebtedness of Subsidiary Guarantors on Subordination Provisions. Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of any Subsidiary Guarantor, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.


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                                   ARTICLE 15

                                  Miscellaneous

                  SECTION 15.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

                  SECTION 15.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

         if to the Issuer or any Subsidiary Guarantor:

                        Parallelweg 6,
                        Etten-Leur 4870AA
                        The Netherlands

                        Attention:  Managing Director

         With a copy to:

                        Flowserve Corporation
                        222 West Las Colinas Blvd.
                        Suite 1500
                        Irving, TX 75039

                        Attention of Renee Hornbaker

         if to the Trustee:

                        The Bank of New York
                        101 Barclay Street, Floor 21W
                        New York, NY 10286

                        Attention of Corporate Trust
                        Administration - Global Finance Unit

                  All notices shall be deemed to have been given upon (i) the mailing by first class mail, postage prepaid, of such notices to Holders at their registered addresses as recorded in the register, and (ii) so long as the Securities are listed on the Luxembourg Stock Exchange and it is required by the rules of the Luxembourg Stock Exchange, publication of such notice to the Holders of the Securities in English in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or, if such publication is not practicable, in one other leading English language daily newspaper with general circulation in Europe, such newspaper being published on each business day in morning editions, whether or not it shall be published in Saturday, Sunday or holiday editions.

                  The Issuer, the Company, any Subsidiary Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                  SECTION 15.03. Consent to Jurisdiction and Service. The Issuer will appoint CT Corporation system, 111 8th Avenue, 13th floor, New York, New York 10011 as its agent for actions brought under Federal or state securities laws brought in any Federal or state court located in the Borough of Manhattan in The City of New York and will submit to such jurisdiction.

                  SECTION 15.04. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Issuer, the Company, any Subsidiary Guarantor the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

                  SECTION 15.05. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee:

                  (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  SECTION 15.06. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                  (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

                  SECTION 15.07. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuer or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

                  SECTION 15.08. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

                  SECTION 15.09. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York, a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) system is not open or, so long as the Securities are listed on the Luxembourg Stock Exchange, the City of Luxembourg. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

                  SECTION 15.10. Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

                  SECTION 15.11. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Issuer, the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Issuer under the Securities or this Indenture, of the Company under its Guaranty or this Indenture or of such Subsidiary Guarantor under its Subsidiary Guaranty or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

                  SECTION 15.12. Successors. All agreements of the Issuer in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

                  SECTION 15.13. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                  SECTION 15.14. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.


                                        FLOWSERVE FINANCE B.V.,

                                              by /s/ JOHN M. NANOS
                                                 -------------------------------
                                                 Name:  John M. Nanos
                                                 Title: Managing Director

                                              by /s/ M. KATHLEEN MCVAY
                                                 -------------------------------
                                                 Name:  M. Kathleen McVay
                                                 Title: Managing Director

                                        FLOWSERVE CORPORATION,

                                              by /s/ RENEE J. HORNBAKER
                                                 -------------------------------
                                                 Name:  Renee J. Hornbaker
                                                 Title: Vice President and
                                                        Chief Financial
                                                        Officer

                                        FLOWSERVE RED CORPORATION,
                                        FLOWSERVE FSD CORPORATION,
                                        FLOWSERVE FCD CORPORATION,
                                        FLOWSERVE INTERNATIONAL, INC.,
                                        FLOWSERVE MANAGEMENT COMPANY (DE
                                        BUSINESS TRUST),
                                        BW/IP-NEW MEXICO, INC.,
                                        FLOWSERVE INTERNATIONAL, LLC,
                                        DURAMETALLIC AUSTRALIA HOLDING COMPANY,
                                        FLOWSERVE INTERNATIONAL LIMITED,
                                        INNOVATIVE VALVE TECHNOLOGIES, INC.,
                                        PLANT MAINTENANCE, INC.,
                                        VARCO VALVE, INC.,
                                        COLONIAL EQUIPMENT & SERVICE CO., INC.,
                                        CECORP, INC.,
                                        DIVT ACQUISITION-DELAWARE, LLC,
                                        DIVT SUBSIDIARY, LLC,
                                        SOUTHERN VALVE SERVICE, INC.,
                                        L.T. KOPPL INDUSTRIES, INC.,
                                        KOPPL COMPANY,
                                        KOPPL INDUSTRIAL SYSTEMS, INC.,

                                        HARLEY INDUSTRIES, INC.,
                                        KOPPL COMPANY OF ARIZONA,
                                        SEELEY & JONES, INCORPORATED,
                                        GSV, INC.,
                                        IPSCO-FLORIDA, INC.,
                                        INTERNATIONAL PIPING SERVICES COMPANY,
                                        CYPRESS INDUSTRIES, INC.,
                                        DALCO, LLC,
                                        PLANT SPECIALTIES, INC.,
                                        ENERGY MAINTENANCE, INC.,
                                        PREVENTIVE MAINTENANCE, INC.,
                                        PRODUCTION MACHINE INCORPORATED,
                                        ICE LIQUIDATING, INC.,
                                        VALVE REPAIR OF SOUTH CAROLINA, INC.,
                                        THE SAFE SEAL COMPANY, INC.,
                                        FLICKINGER-BENICIA INC.,
                                        PUGET INVESTMENTS, INC.,
                                        STEAM SUPPLY & RUBBER CO., INC.,
                                        FLICKINGER COMPANY,
                                        BOYDEN, INC.,
                                        VALVE ACTUATION & REPAIR CO.,
                                        INGERSOLL-DRESSER PUMP COMPANY,
                                        IDP ALTERNATE ENERGY COMPANY,
                                        ENERGY HYDRO, INC.
                                        PUMP INVESTMENTS, INC.
                                        FLOWSERVE HOLDINGS, INC.
                                        IPSCO HOLDING, INC.

                                              by /s/ JOHN M. NANOS
                                                 -------------------------------
                                                 Name:  John M. Nanos
                                                 Title:

                                        THE BANK OF NEW YORK,

                                              by /s/ LUIS PEREZ
                                                 -------------------------------
                                                 Name: Luis Perez
                                                 Title: Assistant V.P.

                                                 RULE 144A/REGULATION S APPENDIX

                   PROVISIONS RELATING TO INITIAL SECURITIES,
                           PRIVATE EXCHANGE SECURITIES
                             AND EXCHANGE SECURITIES

         1. Definitions

         1.1  Definitions

                  For the purposes of this Appendix the following terms shall have the meanings indicated below:

                  "Applicable Procedures" means, with respect to any transfer or transaction involving a Temporary or Permanent Regulation S Global Security, a Rule 144A Global Security or beneficial interest therein, the rules and procedures of the Depository for such Global Security, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

                  "Clearstream" means Clearstream Banking, societe anonyme.

                  "Depository" means Clearstream, Euroclear, their respective nominees and their respective successors.

                  "Euroclear" means Morgan Guaranty Trust Company of New York (Brussels office) as operator of the Euroclear Clearance System or any successor securities clearing agency.

                  "Exchange Securities" means (1) the 12-1/4% Senior Subordinated Notes Due 2010 issued pursuant to the Indenture in connection with a Registered Exchange Offer pursuant to a Registration Rights Agreement and (2) Additional Securities, if any, issued pursuant to a registration statement filed with the SEC under the Securities Act.

                  "Global Securities Legend" means the legend set forth under that caption in Exhibit 1 to this Indenture.

                  "Initial Purchasers" means (1) with respect to the Initial Securities issued on the Issue Date, the entities identified as Purchasers in the Purchase Agreement, and (2) with respect to each issuance of Additional Securities, the Persons purchasing such Additional Securities under the related Purchase Agreement.

                  "Initial Securities" means (1) E.100,00,000 aggregate principal amount of 12-1/4% Senior Subordinated Notes Due 2010 issued on the Issue Date and (2) Additional Securities, if any, issued in a transaction exempt from the registration requirements of the Securities Act.

                  "Private Exchange" means the offer by the Issuer, pursuant to a Registration Rights Agreement, to the Initial Purchasers to issue and deliver to each Initial Purchaser, in exchange for the Initial Securities held by the Initial Purchaser as part of its initial distribution, a like aggregate principal amount of Private Exchange Securities.

                  "Private Exchange Securities" means any 12-1/4% Senior Subordinated Notes Due 2010 issued in connection with a Private Exchange.

                  "Purchase Agreement" means (1) with respect to the Initial Securities issued on the Issue Date, the Purchase Agreement dated August 3, 2000 among the Issuer and the Initial Purchasers, and (2) with respect to each issuance of Additional Securities, the purchase agreement or underwriting agreement among the Issuer and the Persons purchasing such Additional Securities.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "Registered Exchange Offer" means the offer by the Issuer, pursuant to a Registration Rights Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

                  "Registration Rights Agreement" means (1) with respect to the Initial Securities issued on the Issue Date, the Registration Rights Agreement dated August 3, 2000, among the Issuer, the Company and the Initial Purchasers, and (2) with respect to each issuance of Additional Securities issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Issuer and the Persons purchasing such Additional Securities under the related Purchase Agreement.

                  "Regulation S" means Regulation S under the Securities Act, as amended.

                  "Regulation S Securities" means all Initial Securities offered and sold outside the United States in reliance on Regulation S.

                  "Restricted Period", with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Securities are first offered to persons other than distributors (as defined in Regulation S under the

Securities Act) in reliance on Regulation S and (ii) the Issue Date with respect to such Securities.

                  "Restricted Securities Legend" means the legend set forth in
Section 2.3(c) herein.

                  "Rule 144A" means Rule 144A under the Securities Act, as amended.

                  "Rule 144A Securities" means all Initial Securities offered and sold to QIBs in reliance on Rule 144A.

                  "Securities" means the Initial Securities, the Exchange Securities and the Private Exchange Securities, treated as a single class.

                  "Securities Act" means the Securities Act of 1933.

                  "Securities Custodian" means, with respect to the Securities issued as Global Securities, the person designated as the common depositary by Euroclear or Clearstream or their respective successors, which shall initially be The Bank of New York Depositary (Nominees) Limited.

                  "Shelf Registration Statement" means the registration statement issued by the Issuer in connection with the offer and sale of Initial Securities or Private Exchange Securities pursuant to a Registration Rights Agreement.

                  "Transfer Restricted Securities" means Securities that bear or are required to bear the legend set forth in Section 2.3(c) hereto.

         1.2  Other Definitions

                                                                         Defined in
     Term                                                                 Section:
     ----                                                                ----------

"Agent Members".........................................................   2.1(b)
"Global Security".......................................................   2.1(a)
"Permanent Regulation S Global Security"................................   2.3(b)
"Regulation S Global Securities"........................................   2.1(a)
"Rule 144A Global Security".............................................   2.1(a)
"Temporary Regulation S Global Security"................................   2.1(a)

         2. The Securities.

         2.1 Form and Dating. The Initial Securities issued on the date hereof shall be (i) offered and sold by the Issuer pursuant to the Purchase Agreement and (ii) resold, initially only to (A) QIBs in reliance on Rule 144A and (B)

Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S. Such Initial Securities may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S.

                  (a) Global Securities. Rule 144A Securities shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the "Rule 144A Global Security") and Regulation S Securities shall be issued initially in the form of one or more temporary global Securities (collectively, the "Temporary Regulation S Global Security"), in each case without interest coupons and bearing the Global Securities Legend and Restricted Securities Legend, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Issuer and authenticated by the Trustee as provided in the Indenture. Except as set forth in Section 2.3, beneficial ownership interests in the Temporary Regulation S Global Security shall not be exchangeable for interests in the Rule 144A Global Security or a Permanent Regulation S Global Security (as defined below) or any other Security without a Restricted Securities Legend until the expiration of the Restricted Period. Upon the expiration of the Restricted Period, beneficial interests in the Securities represented by the Temporary Regulation S Global Security may be exchanged for interests in the Permanent Regulation S Global Security as described below in
Section 2.3(b). The Rule 144A Global Security, the Temporary Regulation S Global Security and the Permanent Regulation S Global Security are each referred to herein as a "Global Security" and are collectively referred to herein as "Global Securities." The Temporary Regulation S Global Security and the Permanent Regulation S Global Security are referred to herein as "Regulation S Global Securities." The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

                  (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.

                  The Issuer shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions or held by the Trustee as custodian for the Depository.

                  Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, the Securities Custodian or by the Trustee as the custodian of the Depository or under such Global Security, and the Issuer, the Trustee and any agent of the Issuer or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

                  (c) Certificated Securities. Except as provided in this
Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of certificated Securities.

         2.2 Authentication. The Trustee shall authenticate and deliver: (1) on the Issue Date, an aggregate principal amount of E.100,000,000 12-1/4% Senior Subordinated Notes Due 2010, (2) any Additional Securities for an original issue in an aggregate principal amount specified in the written order of the Issuer pursuant to Section 2.02 of the Indenture and (3) Exchange Securities or Private Exchange Securities for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to a Registration Rights Agreement, for a like principal amount of Initial Securities, in each case upon a written order of the Issuer signed by two Officers of the Issuer. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of any issuance of Additional Securities pursuant to Section 2.13 of the Indenture, shall certify that such issuance is in compliance with Sections 2.13 and 4.03 of the Indenture.

         2.3 Transfer and Exchange.

                  (a) Transfer and Exchange of Global Securities. (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depository's procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Security. The Registrar shall, in accordance with such instructions instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred. Transfers by an owner of a beneficial interest in the Rule 144A Global Security to a transferee who takes delivery of such interest through the Regulation S Global Security, whether before or after the expiration of the Restricted Period, will be made only upon receipt by the Trustee of a certification from the transferor to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 under the Securities Act and that, if such transfer is being made prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or Clearstream.

                  (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.

                  (iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

                  (iv) In the event that a Restricted Global Security is exchanged for Securities in certificated registered form pursuant to Section 2.4 of this Appendix, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3

(including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Issuer.

                  (b) Restrictions on Transfer of Temporary Regulation S Global Security. (i) Prior to the expiration of the Restricted Period, interests in the Temporary Regulation S Global Security may only be held through Euroclear or Clearstream. During the Restricted Period, beneficial ownership interests in the Temporary Regulation S Global Security may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and only (A) to the Issuer, (B) inside the United States to a person whom the seller reasonably believes is a Qualified Institutional Buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (C) outside the United States in an offshore transaction in accordance with Rule 904 under the Securities Act, (D) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if available), or (E) pursuant to an effective registration statement under the Securities Act, in each of cases (A) through (E) in accordance with any applicable securities laws of any state of the United States.

                  (ii) Upon the expiration of the Restricted Period, beneficial ownership interests in the Temporary Regulation S Global Security may be exchanged for interests in a permanent global security in definitive, fully registered form without the Restricted Security Legend (the "Permanent Regulation S Global Security") upon certification to the Trustee that such interests are owned either by non-U.S. persons or U.S. persons who purchased such interests pursuant to an exemption from, or transfer not subject to, the registration requirements of the Securities Act. On or prior to the expiration of the Restricted Period, each Holder of a Temporary Regulation S Global Security shall deliver to Euroclear or Clearstream (as applicable) a Regulation S Certificate in the form of Exhibit B-1 attached hereto; provided, however, that any Holder of a Temporary Regulation S Global Security upon expiration of the Restricted Period or on any payment date that has previously delivered a Regulation S Certificate hereunder shall not be required to deliver any subsequent Regulation S Certificate (unless the certificate previously delivered is no longer true as of such subsequent date, in which case such beneficial owner shall promptly notify Euroclear and Clearstream, as applicable, thereof and shall deliver to the Paying Agent or the Trustee an updated Regulation S Certificate). Euroclear or Clearstream, as applicable, shall deliver to the Paying Agent or the Trustee a certificate (a "Non-U.S. Certificate") substantially in the form of Exhibit B-2 attached hereto promptly upon the receipt of each such Regulation S Certificate, and no such Holder (or transferee from such Holder) shall be entitled to receive an interest in a Permanent Regulation S Global Security or any payment of distributions or a redemption payment, if applicable, or any other payment with respect to its beneficial interest in a Temporary Regulation S Global Security prior to the Paying Agent or the Trustee receiving such Non-U.S. Certificate from Euroclear or Clearstream with respect to the portion of the Temporary Regulation S Global Security owned by such Holder (and, with respect to an interest in the Permanent Regulation S Global Security, prior to the expiration of the Restricted Period).

                  The Permanent Regulation S Global Security shall bear a legend in substantially the following form:

                  THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

                  (iii) Any payments of distributions or a redemption price, if applicable, or any other payment on a Temporary Regulation S Global Security received by Euroclear or Clearstream with respect to any portion of such Regulation S Global Security owned by a Holder that has not delivered the Regulation S Certificate required by Section 2.3(b) shall be held by Euroclear and Clearstream solely as agents for the Paying Agent and the Trustee. Euroclear and Clearstream shall remit such payments to the applicable Holder (or to a Euroclear or Clearstream member on behalf of such Holder) only after Euroclear or Clearstream has received the requisite Regulation S Certificate. Until the Paying Agent or the Trustee has received a Non-U.S. Certificate from Euroclear or Clearstream, as applicable, that it has received the requisite Regulation S Certificate with respect to the beneficial ownership of any portion of a Temporary Regulation S Global Security, the Paying Agent or the Trustee may revoke the right of Euroclear or Clearstream, as applicable, to hold any payments made with respect to such portion of such Regulation S Global Security. If the Paying Agent or the Trustee exercises its right of revocation pursuant to the immediately preceding sentence, Euroclear or Clearstream, as applicable, shall return such payments to the Paying Agent or the Trustee and the Paying Agent or the Trustee, as applicable, shall hold such payments until Euroclear or Clearstream, as applicable, has provided the necessary Non-U.S. Certificates to the Paying Agent or the Trustee (at which time the Paying Agent shall forward such payments to Euroclear or Clearstream, as applicable, to be remitted to the beneficial owner that is entitled thereto on the records of Euroclear or Clearstream (or on the records of their respective members)).

                  (iv) Upon the expiration of the Restricted Period, the Issuer shall prepare and execute the Permanent Regulation S Global Security in accordance with the terms of this Indenture and deliver it to the Trustee for authentication. The Trustee shall deliver the Permanent Regulation S Global Security to the Securities Custodian. Any transfers of beneficial ownership interests in the Temporary Regulation S Global Security made in reliance on Regulation S shall thenceforth be recorded by the Depository or the Securities Custodian by making an appropriate increase in the principal amount of the Permanent Regulation S Global Security and a corresponding decrease in the principal amount of the Temporary Regulation S Global Security. At such time as the principal amount of the Temporary Regulation S Global Security has been reduced to zero, the Depository or the Securities Custodian shall return the Temporary Regulation S Global Security to the Trustee, who shall cancel the Temporary Regulation S Global Security and deliver it to the Issuer.

                  (c) Legend. (i) Except as permitted by the following paragraphs (ii), (iii) and (iv), and except for the permanent Regulation S Global Security as provided above, each Security certificate evidencing the Restricted Global Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

         THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

         THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE ISSUER THAT
         (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE ISSUER, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED

         INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

                  (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Restricted Global Security) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Security for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

                  (iii) After a transfer of any Initial Securities or Private Exchange Securities pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities or Private Exchange Securities, as the case may be, all requirements pertaining to legends on such Initial Security or such Private Exchange Security will cease to apply, the requirements requiring any such Initial Security or such Private Exchange Security issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Security or Private Exchange Security or an Initial Security or Private Exchange Security in global form, in each case without restrictive transfer legends, will be available to the transferee of the Holder of such Initial Securities or Private Exchange Securities upon exchange of such transferring Holder's certificated Initial Security or Private Exchange Security or directions to transfer such Holder's interest in the Global Security, as applicable.

                  (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply with respect to Holders of such

Initial Securities that do not exchange their Initial Securities, and Exchange Securities in certificated or global form will be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

                  (v) Upon the consummation of a Private Exchange with respect to the Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Securities that do not exchange their Initial Securities, and Private Exchange Securities in global form with the global securities legend and the Restricted Securities Legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Securities in such Private Exchange.

                  (c) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for certificated Securities, redeemed, purchased or canceled, such Global Security shall be returned to the Trustee for cancellation or retained and canceled by the Depository or the Securities Custodian. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated Securities, redeemed, purchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Depository with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

                  (d) Obligations with Respect to Transfers and Exchanges of Securities. (i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate certificated Securities and Global Securities at the Registrar's or co-registrar's request.

                  (ii)No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06, 4.06, 4.09 and 9.05 of the Indenture).

                  (iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of any Security for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Securities or 15 Business Days before an interest payment date.

                  (iv) Prior to the due presentation for registration of transfer of any Security, the Issuer, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuer, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

                  (v) All Securities issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Securities surrendered upon such transfer or exchange.

                  (e) No Obligation of the Trustee. (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

                  (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

         2.4 Certificated Securities.

                  (a) A Restricted Global Security deposited with the Depository, with the Trustee as custodian for the Depository or with the Securities Custodian pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of certificated Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section
2.3 and (i) the Depository notifies the Issuer that it is unwilling or unable to continue as Depository for such Restricted Global Security or if at any time such Depository ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Issuer within 90 days of such notice, (ii) an Event of Default has occurred and is continuing or (iii) the Issuer, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under the Indenture.

                  (b) Any Restricted Global Security that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depository to the Trustee located at its principal corporate trust office in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Restricted Global Security, an equal aggregate principal amount of certificated Initial Securities of authorized denominations. Any portion of a Restricted Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of E.1,000 principal amount and any integral multiple thereof and registered in such names as the Depository shall direct. Any certificated Initial Security or Private Exchange Security delivered in exchange for an interest in the Restricted Global Security shall, except as otherwise provided by Section 2.3(c), bear the restricted securities legend set forth in Exhibit 1 hereto.

                  (c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Securities.

                  (d) In the event of the occurrence of either of the events specified in Section 2.4(a), the Issuer shall promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.

                                                                       EXHIBIT 1
                                                                              to
                                                 RULE 144A/REGULATION S APPENDIX

                       [FORM OF FACE OF INITIAL SECURITY]

                           [Global Securities Legend]

                  UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE EUROCLEAR CLEARANCE SYSTEM ("EUROCLEAR") OR CLEARSTREAM BANKING, SOCIETE ANONYME ("CLEARSTREAM"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL SECURITY ISSUED IS REGISTERED IN THE NAME OF BANK OF NEW YORK DEPOSITARY (NOMINEES) LIMITED OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CLEARSTREAM OR EUROCLEAR, AS THE CASE MAY BE (AND ANY PAYMENT IS MADE TO THE BANK OF NEW YORK DEPOSITARY (NOMINEES) LIMITED, OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CLEARSTREAM OR EUROCLEAR, AS THE CASE MAY BE), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, THE BANK OF NEW YORK DEPOSITARY (NOMINEES) LIMITED, HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CLEARSTREAM OR EUROCLEAR, AS THE CASE MAY BE, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                         [Restricted Securities Legend]

                  THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

                  THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE ISSUER, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION

STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

No.:                                                                   ISIN No.:
                                                                Common Code No.:

                   12-1/4% Senior Subordinated Notes Due 2010

                  Flowserve Finance B.V., a Netherlands besloten vennootschap with corporate seat in Amsterdam, promises to pay to The Bank of New York Depositary (Nominees) Limited, or registered assigns, the principal amount set forth on Schedule A hereto on August 15, 2010.

                  Interest Payment Dates: February 15 and August 15.

                  Record Dates: February 1 and August 1.

                  Additional provisions of this Security are set forth on the other side of this Security.

Dated: August 8, 2000

                                        FLOWSERVE FINANCE B.V.,

                                              by
                                                 -------------------------------
                                                 Name:  John M. Nanos
                                                 Title: Managing Director

                                              by
                                                 -------------------------------
                                                 Name:  M. Kathleen McVay
                                                 Title: Managing Director

                                        FLOWSERVE CORPORATION,

                                              by
                                                 -------------------------------
                                                 Name:  Renee J. Hornbaker
                                                 Title: Vice President and
                                                        Chief Financial
                                                        Officer

                                        FLOWSERVE RED CORPORATION,
                                        FLOWSERVE FSD CORPORATION,
                                        FLOWSERVE FCD CORPORATION,
                                        FLOWSERVE INTERNATIONAL, INC.,
                                        FLOWSERVE MANAGEMENT COMPANY (DE
                                        BUSINESS TRUST),
                                        BW/IP-NEW MEXICO, INC.,
                                        FLOWSERVE INTERNATIONAL, LLC,
                                        DURAMETALLIC AUSTRALIA HOLDING COMPANY,
                                        FLOWSERVE INTERNATIONAL LIMITED,
                                        INNOVATIVE VALVE TECHNOLOGIES, INC.,
                                        PLANT MAINTENANCE, INC.,
                                        VARCO VALVE, INC.,
                                        COLONIAL EQUIPMENT & SERVICE CO., INC.,
                                        CECORP, INC.,
                                        DIVT ACQUISITION-DELAWARE, LLC,
                                        DIVT SUBSIDIARY, LLC,
                                        SOUTHERN VALVE SERVICE, INC.,
                                        L.T. KOPPL INDUSTRIES, INC.,
                                        KOPPL COMPANY,
                                        KOPPL INDUSTRIAL SYSTEMS, INC.,
                                        HARLEY INDUSTRIES, INC.,
                                        KOPPL COMPANY OF ARIZONA,
                                        SEELEY & JONES, INCORPORATED,
                                        GSV, INC.,
                                        IPSCO-FLORIDA, INC.,

                                        INTERNATIONAL PIPING SERVICES COMPANY,
                                        CYPRESS INDUSTRIES, INC.,
                                        DALCO, LLC,
                                        PLANT SPECIALTIES, INC.,
                                        ENERGY MAINTENANCE, INC.,
                                        PREVENTIVE MAINTENANCE, INC.,
                                        PRODUCTION MACHINE INCORPORATED,
                                        ICE LIQUIDATING, INC.,
                                        VALVE REPAIR OF SOUTH CAROLINA, INC.,
                                        THE SAFE SEAL COMPANY, INC.,
                                        FLICKINGER-BENICIA INC.,
                                        PUGET INVESTMENTS, INC.,
                                        STEAM SUPPLY & RUBBER CO., INC.,
                                        FLICKINGER COMPANY,
                                        BOYDEN INC.,
                                        VALVE ACTUATION & REPAIR CO.,
                                        INGERSOLL-DRESSER PUMP COMPANY,
                                        IDP ALTERNATE ENERGY COMPANY,
                                        ENERGY HYDRO, INC.,
                                        PUMP INVESTMENTS, INC.,
                                        FLOWSERVE HOLDINGS, INC.,
                                        IPSCO HOLDING, INC.,

                                              by
                                                 -------------------------------
                                                 Name:  John M. Nanos
                                                 Title:

TRUSTEE'S CERTIFICATE OF
     AUTHENTICATION


THE BANK OF NEW YORK,
  as Trustee, certifies
        that this is one of
        the Securities referred
        to in the Indenture.

by
   -------------------------------------
   Authorized Signatory

                   [FORM OF REVERSE SIDE OF INITIAL SECURITY]

                   12-1/4% Senior Subordinated Notes Due 2010

1. Interest

                  Flowserve Finance B.V., a Netherlands besloten vennootschap with corporate seat in Amsterdam, (such besloten vennootschap, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Issuer"), promises to pay interest on the principal amount of this Security at the rate per annum shown above; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Security at a rate of 0.50% per annum (increasing by an additional 0.50% per annum after each consecutive 90-day period that occurs after the date on which such Registration Default occurs up to a maximum additional interest rate of 2.00%) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. The Issuer will pay interest semiannually on February 15 and August 15 of each year, commencing February 15, 2001. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 8, 2000. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuer will pay interest on overdue principal at 1% per annum in excess of the above rate and will pay interest on overdue installments of interest at such higher rate to the extent lawful.

2. Method of Payment

                  The Issuer will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the February 1 or August 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuer will pay principal and interest in Euro or any successor money of the European Union that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Issuer will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a Euro account maintained by the payee with a bank in a member state of the European Union if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Paying Agent and Registrar

                  Initially, (a) The Bank of New York, a New York banking corporation (the "Trustee"), will act as Trustee, U.S. Paying Agent and Registrar, and (b) Banque Internationale a Luxembourg will act as Luxembourg Paying Agent. The Issuer may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Issuer or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4. Indenture

                  The Issuer issued the Securities under an Indenture dated as of August 8, 2000 (the "Indenture"), among the Company, the Issuer, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

                  The Securities are general unsecured obligations of the Issuer. The Issuer shall be entitled, subject to its compliance with Section
4.03 of the Indenture, to issue Additional Securities pursuant to Section 2.13 of the Indenture. The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities or Private Exchange Securities issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; issue or sell capital stock of subsidiaries; engage in transactions with affiliates;

transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; and consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries. The Indenture also contains covenants that limit the Issuer's ability to engage in business activities and its ability to use the proceeds from the issuance of Securities. These covenants are subject to important exceptions and qualifications.

5. Optional Redemption

                  Except as set forth below, the Issuer shall not be entitled to redeem the Securities at its option prior to August 15, 2005.

                  On and after August 15, 2005, the Issuer shall be entitled at its option to redeem all or a portion of the Securities upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on August 15 of the years set forth below:

                                                           Redemption
          Period                                              Price
          ------                                           ----------

          2005                                              106.125%
          2006                                              104.083
          2007                                              102.042
          2008 and thereafter                               100.000%

                  In addition, prior to August 15, 2003, the Issuer shall be entitled at its option on one or more occasions to redeem Securities (which includes Additional Securities, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Securities (which includes Additional Securities, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of 112.25%, plus accrued and unpaid interest to the redemption date, with the net cash proceeds contributed to the Issuer from one or more Public Equity Offerings; provided, however, that
(1) at least 65% of such aggregate principal amount of Securities (which includes Additional Securities, if any) remains outstanding immediately after the occurrence of each such redemption (other than Securities held, directly or indirectly, by the Issuer or its Affiliates); and (2) each such redemption occurs within 60 days after the closing date of the related Public Equity Offering.

6. Notice of Redemption

                  Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than E.1,000 principal amount may be redeemed in part but only in whole multiples of E.1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7. Put Provisions

                  Upon a Change of Control, any Holder of Securities will have the right to cause the Issuer to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

8. Subordination

                  The Securities are subordinated to Senior Indebtedness of the Issuer, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness of the Issuer must be paid before the Securities may be paid. The Issuer agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

9. Guaranties

                  The payment by the Issuer of the principal of, and premium and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior subordinated basis by each of the Company and the Subsidiary Guarantors.

10. Denominations; Transfer; Exchange

                  The Securities are in registered form without coupons in denominations of E.1,000 principal amount and whole multiples of E.1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

11. Persons Deemed Owners

                  The registered Holder of this Security may be treated as the owner of it for all purposes.

12. Unclaimed Money

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuer at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuer and not to the Trustee for payment.

13. Discharge and Defeasance

                  Subject to certain conditions, the Issuer at any time shall be entitled to terminate some or all of its obligations under the Securities and the Indenture if the Issuer deposits with the Trustee money, European Government Obligations or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

14. Amendment, Waiver

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture and the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Issuer, the Subsidiary Guarantors and the Trustee shall be entitled to amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities including Subsidiary Guaranties, or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, the Issuer, the Subsidiary Guarantors, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make certain changes in the subordination provisions or to make any change that does not adversely affect the rights of any Securityholder.

15. Defaults and Remedies

                  Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon acceleration or otherwise, or failure by the Issuer to purchase Securities when required; (iii) failure by the Company or the Issuer, as applicable, to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company, Significant Subsidiaries, Subsidiary Guarantors, or the Issuer, as applicable, if the amount accelerated (or so unpaid) exceeds $10.0 million; (v) certain events of bankruptcy or insolvency with respect to the Company, the Issuer, the Subsidiary Guarantors or the Significant Subsidiaries; and (vi) certain judgments or decrees for the payment of money in excess of $10.0 million and (vii) certain defaults with respect to the Company Guaranty or Subsidiary Guaranties. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

                  Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

16. Trustee Dealings with the Issuer

                  Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

17. No Recourse Against Others

                  A director, officer, employee or stockholder, as such, of the Issuer, the Company, any Subsidiary Guarantor or the Trustee shall not have any liability for any obligations of the Issuer, the Company or any Subsidiary Guarantor under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18. Authentication

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19. Abbreviations

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20. CUSIP, ISIN and Common Code Numbers

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Issuer has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. To the extent such numbers have been issued, the Issuer has caused ISIN and Common Code numbers to be similarly printed on the Securities and has similarly instructed the Trustee. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

21. Holders' Compliance with Registration Rights Agreement.

                  Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Issuer to the extent provided therein.

22. Governing Law.

                  THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  THE ISSUER WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE SECURITY HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY IN LARGER TYPE. REQUESTS MAY BE MADE TO:

                  FLOWSERVE FINANCE B.V.
                  PARALLELWEG 6
                  ETTEN-LEUR 4870AA
                  THE NETHERLANDS

                  ATTENTION: MANAGING DIRECTOR

                  WITH A COPY TO:

                  FLOWSERVE CORPORATION
                  222 WEST LAS COLINAS BLVD.
                  SUITE 1500
                  IRVING, TX 75039

                  ATTENTION: RENEE HORNBAKER

--------------------------------------------------------------------------------

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

       (Print or type assignee's name, address and zip code)

       (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                           agent to
transfer this Security on the books of the Issuer. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date:                  Your Signature:
      ----------------                 -----------------------------
--------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Issuer or any Affiliate of the Issuer, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

         (1)  [ ]   to the Issuer; or

         (2)  [ ]   pursuant to an effective registration statement under the
                    Securities Act of 1933; or

         (3)  [ ]  inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

         (4)  [ ]   outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act of 1933 in compliance with Rule 904 under the Securities Act of 1933; or

         (5)  [ ]   pursuant to the exemption from registration provided by Rule
                    144 under the Securities Act of 1933.

         Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) or (5) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.


                                            --------------------------------
                                                       Signature

Signature Guarantee:


----------------------------                    --------------------------------
Signature must be guaranteed                    Signature

         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

--------------------------------------------------------------------------------

              TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

                  The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:
       ----------------                    -------------------------------------
                                           NOTICE: To be executed by
                                                   an executive officer

              TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

                  The undersigned represents and warrants that it is purchasing this Security outside the United States as a "foreign person" in compliance with Rule 904 of Regulation S under the Securities Act and is aware that the sale to it is being made in reliance on Regulation S and acknowledges that a holder of an interest in a temporary Regulation S global security may not (i) receive the payment of any distributions, redemption price or any other payments with respect to the holder's beneficial interest in the temporary global security or
(ii) receive an interest in a permanent Regulation S global security until (A) expiration of the 40th day after the later of the commencement of the offering of the Securities and the closing date and (B) certification that the beneficial owner of the interest in the Security is a non-U.S. person.


Dated:
       ----------------                    -------------------------------------
                                           NOTICE: To be executed by
                                                   an executive officer

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

                  The original principal amount of this Global Security is _____________. The following increases or decreases in this Global Security have been made:


Date of           Amount of decrease      Amount of increase      Principal amount         Signature of
Exchange          in Principal            in Principal            of this Global           authorized officer
                  amount of this          amount of this          Security following       of Trustee or
                  Global Security         Global Security         such decrease or         Securities
                                                                  increase)                Custodian

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Security purchased by the Issuer or the Company pursuant to Section 4.06, 4.09 or 4.10 of the Indenture, check the box:

               [ ]

                  If you want to elect to have only part of this Security purchased by the Issuer or the Company pursuant to Section 4.06,
4.09 or 4.10 of the Indenture, state the amount in principal amount: Euro __________


Date:                         Your Signature:
      ---------------                         ----------------------------
                                              (Sign exactly as your name
                                              appears on the other side of
                                              this Security.)

Signature Guarantee:
                     --------------------------------------
                         (Signature must be guaranteed)

         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT A

                       [FORM OF FACE OF EXCHANGE SECURITY
                          OR PRIVATE EXCHANGE SECURITY]

*/**/

----------

*/ [If the Security is to be issued in global form add the Global Securities Legend from Exhibit 1 to Appendix A and the attachment from such Exhibit 1 captioned "[TO BE ATTACHED TO GLOBAL SECURITIES] - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY".]

**/ [If the Security is a Private Exchange Security issued in a Private Exchange to an Initial Purchaser holding an unsold portion of its initial allotment, add the Restricted Securities Legend from Exhibit 1 to Appendix A and replace the Assignment Form included in this Exhibit A with the Assignment Form included in such Exhibit 1.]

No.:                                                                   ISIN No.:
                                                                Common Code No.:

                   12-1/4% Senior Subordinated Notes Due 2010

                  Flowserve Finance B.V., a Netherlands besloten vennootschap with corporate seat in Amsterdam, promises to pay to The Bank of New York Depositary (Nominees) Limited, or registered assigns, the principal amount set forth on Schedule A hereto on August 15, 2010.

                  Interest Payment Dates: February 15 and August 15.

                  Record Dates: February 1 and August 1.

                  Additional provisions of this Security are set forth on the other side of this Security.

Dated: August 8, 2000

                                        FLOWSERVE FINANCE B.V.,

                                              by
                                                 -------------------------------
                                                 Name:  John M. Nanos
                                                 Title: Managing Director

                                              by
                                                 -------------------------------
                                                 Name:  M. Kathleen McVay
                                                 Title: Managing Director

                                        FLOWSERVE CORPORATION,

                                              by
                                                 -------------------------------
                                                 Name:  Renee J. Hornbaker
                                                 Title: Vice President and
                                                        Chief Financial
                                                        Officer

                                        FLOWSERVE RED CORPORATION,
                                        FLOWSERVE FSD CORPORATION,
                                        FLOWSERVE FCD CORPORATION,
                                        FLOWSERVE INTERNATIONAL, INC.,
                                        FLOWSERVE MANAGEMENT COMPANY (DE
                                        BUSINESS TRUST),
                                        BW/IP-NEW MEXICO, INC.,
                                        FLOWSERVE INTERNATIONAL, LLC,
                                        DURAMETALLIC AUSTRALIA HOLDING
                                        COMPANY,
                                        FLOWSERVE INTERNATIONAL LIMITED,
                                        INNOVATIVE VALVE TECHNOLOGIES,
                                        INC.,
                                        PLANT MAINTENANCE, INC.,
                                        VARCO VALVE, INC.,
                                        COLONIAL EQUIPMENT & SERVICE CO.,
                                        INC.,
                                        CECORP, INC.,
                                        DIVT ACQUISITION-DELAWARE, LLC,
                                        DIVT SUBSIDIARY, LLC,
                                        SOUTHERN VALVE SERVICE, INC.,
                                        L.T. KOPPL INDUSTRIES, INC.,
                                        KOPPL COMPANY,
                                        KOPPL INDUSTRIAL SYSTEMS, INC.,
                                        HARLEY INDUSTRIES, INC.,
                                        KOPPL COMPANY OF ARIZONA,
                                        SEELEY & JONES, INCORPORATED,
                                        GSV, INC.,
                                        IPSCO-FLORIDA, INC.,

                                        INTERNATIONAL PIPING SERVICES
                                        COMPANY,
                                        CYPRESS INDUSTRIES, INC.,
                                        DALCO, LLC,
                                        PLANT SPECIALTIES, INC.,
                                        ENERGY MAINTENANCE, INC.,
                                        PREVENTIVE MAINTENANCE, INC.,
                                        PRODUCTION MACHINE INCORPORATED,
                                        ICE LIQUIDATING, INC.,
                                        VALVE REPAIR OF SOUTH CAROLINA,
                                        INC.,
                                        THE SAFE SEAL COMPANY, INC.,
                                        FLICKINGER-BENICIA INC.,
                                        PUGET INVESTMENTS, INC.,
                                        STEAM SUPPLY & RUBBER CO., INC.,
                                        FLICKINGER COMPANY,
                                        BOYDEN INC.,
                                        VALVE ACTUATION & REPAIR CO.,
                                        INGERSOLL-DRESSER PUMP COMPANY,
                                        IDP ALTERNATE ENERGY COMPANY,
                                        ENERGY HYDRO, INC.,
                                        PUMP INVESTMENTS, INC.,
                                        FLOWSERVE HOLDINGS, INC.,
                                        IPSCO HOLDING, INC.,

                                              by /s/ JOHN M. NANOS
                                                 -------------------------------
                                                 Name:  John M. Nanos
                                                 Title:

TRUSTEE'S CERTIFICATE OF
    AUTHENTICATION


THE BANK OF NEW YORK,
  as Trustee, certifies
        that this is one of
        the Securities referred
        to in the Indenture.

by
   ------------------------------
   Authorized Signatory

                   [FORM OF REVERSE SIDE OF [EXCHANGE SECURITY
                         OR PRIVATE EXCHANGE] SECURITY]

                   12-1/4% Senior Subordinated Notes Due 2010

1. Interest

                  Flowserve Finance B.V., a Netherlands besloten vennootschap with corporate seat in Amsterdam, (such besloten vennootschap, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Issuer"), promises to pay interest on the principal amount of this Security at the rate per annum shown above; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Security at a rate of 0.50% per annum (increasing by an additional 0.50% per annum after each consecutive 90-day period that occurs after the date on which such Registration Default occurs up to a maximum additional interest rate of 2.00%) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. The Issuer will pay interest semiannually on February 15 and August 15 of each year, commencing February 15, 2001. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 8, 2000. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuer will pay interest on overdue principal at 1% per annum in excess of the above rate and will pay interest on overdue installments of interest at such higher rate to the extent lawful.

2. Method of Payment

                  The Issuer will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the February 1 or August 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuer will pay principal and interest in Euro or any successor money of the European Union that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the

Depository. The Issuer will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a Euro account maintained by the payee with a bank in a member state of the European Union if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Paying Agent and Registrar

                  Initially, (a) The Bank of New York, a New York banking corporation (the "Trustee"), will act as Trustee, U.S. Paying Agent and Registrar, and (b) Banque Internationale a Luxembourg will act as Luxembourg Paying Agent. The Issuer may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Issuer or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4. Indenture

                  The Issuer issued the Securities under an Indenture dated as of August 8, 2000 (the "Indenture"), among the Company, the Issuer, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Section Section 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

                  The Securities are general unsecured obligations of the Issuer. The Issuer shall be entitled, subject to its compliance with Section
4.03 of the Indenture, to issue Additional Securities pursuant to Section 2.13 of the Indenture. The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities or Private Exchange Securities issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; issue or sell capital stock of subsidiaries; engage in transactions with affiliates; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; and consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries. The Indenture also contains covenants that limit the Issuer's ability to engage in business activities and its ability to use the proceeds from the issuance of Securities. These covenants are subject to important exceptions and qualifications.

5. Optional Redemption

                  Except as set forth below, the Issuer shall not be entitled to redeem the Securities at its option prior to August 15, 2005.

                  On and after August 15, 2005, the Issuer shall be entitled at its option to redeem all or a portion of the Securities upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on August 15 of the years set forth below:

                                                           Redemption
          Period                                              Price
          ------                                           ----------
          2005                                              106.125%
          2006                                              104.083
          2007                                              102.042
          2008 and thereafter                               100.000%

                  In addition, prior to August 15, 2003, the Issuer shall be entitled at its option on one or more occasions to redeem Securities (which includes Additional Securities, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Securities (which includes Additional Securities, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of 112.25%, plus accrued and unpaid interest to the redemption date, with the net cash proceeds contributed to the Issuer from one or more Public Equity Offerings; provided, however, that
(1) at least 65% of such aggregate principal amount of Securities (which includes Additional Securities, if any) remains outstanding immediately after the occurrence of each such redemption (other than Securities held, directly or indirectly, by the Issuer or its Affiliates); and (2) each such redemption occurs within 60 days after the closing date of the related Public Equity Offering.

6. Notice of Redemption

                  Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than E.1,000 principal amount may be redeemed in part but only in whole multiples of E.1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7. Put Provisions

                  Upon a Change of Control, any Holder of Securities will have the right to cause the Issuer to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

8. Subordination

                  The Securities are subordinated to Senior Indebtedness of the Issuer, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness of the Issuer must be paid before the Securities may be paid. The Issuer agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

9. Guaranties

                  The payment by the Issuer of the principal of, and premium and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior subordinated basis by each of the Company and the Subsidiary Guarantors.

10. Denominations; Transfer; Exchange

                  The Securities are in registered form without coupons in denominations of E.1,000 principal amount and whole multiples of E.1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

11. Persons Deemed Owners

                  The registered Holder of this Security may be treated as the owner of it for all purposes.

12. Unclaimed Money

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuer at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuer and not to the Trustee for payment.

13. Discharge and Defeasance

                  Subject to certain conditions, the Issuer at any time shall be entitled to terminate some or all of its obligations under the Securities and the Indenture if the Issuer deposits with the Trustee money, European Government Obligations or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

14. Amendment, Waiver

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture and the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Issuer, the Subsidiary Guarantors and the Trustee shall be entitled to amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities including Subsidiary Guaranties, or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, the Issuer, the Subsidiary Guarantors, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make certain changes in the subordination provisions or to make any change that does not adversely affect the rights of any Securityholder.

15. Defaults and Remedies

                  Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon acceleration or other wise, or failure by the Issuer to purchase Securities when required; (iii) failure by the Company or the Issuer, as applicable, to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company, Significant Subsidiaries, Subsidiary Guarantors, or the Issuer, as applicable, if the amount accelerated (or so unpaid) exceeds $10.0 million; (v) certain events of bankruptcy or insolvency with respect to the Company, the Issuer, the Subsidiary Guarantors or the Significant subsidiaries; and (vi) certain judgments or decrees for the payment of money in excess of $10.0 million and (vii) certain defaults with respect to the Company Guaranty or Subsidiary Guaranties. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

                  Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

16. Trustee Dealings with the Issuer

                  Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

17. No Recourse Against Others

                  A director, officer, employee or stockholder, as such, of the Issuer, the Company, any Subsidiary Guarantor or the Trustee shall not have any liability for any obligations of the Issuer, the Company or any Subsidiary Guarantor under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18. Authentication

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19. Abbreviations

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20. CUSIP, ISIN and Common Code Numbers

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Issuer has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. To the extent such numbers have been issued, the Issuer has caused ISIN and Common Code numbers to be similarly printed on the Securities and has similarly instructed the Trustee. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

21. Holders' Compliance with Registration Rights Agreement.

                  Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Issuer to the extent provided therein.

22. Governing Law.

                  THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  THE ISSUER WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE SECURITY HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY IN LARGER TYPE. REQUESTS MAY BE MADE TO:

                  FLOWSERVE FINANCE B.V.
                  PARALLELWEG 6
                  ETTEN-LEUR 4870AA
                  THE NETHERLANDS

                  ATTENTION: MANAGING DIRECTOR

                  WITH A COPY TO:

                  FLOWSERVE CORPORATION
                  222 WEST LAS COLINAS BLVD.
                  SUITE 1500
                  IRVING, TX 75039

                  ATTENTION: RENEE HORNBAKER

--------------------------------------------------------------------------------

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

         (Print or type assignee's name, address and zip code)

         (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint                           agent to
transfer this Security on the books of the Issuer. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date:                  Your Signature:
      ----------------                 ----------------------------

--------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Issuer or any Affiliate of the Issuer, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

         (1)  [ ]   to the Issuer; or

         (2)  [ ]   pursuant to an effective registration statement under the
                    Securities Act of 1933; or

         (3)  [ ]   inside the United States to a "qualified institutional
                    buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

         (4)  [ ]   outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act of 1933 in compliance with Rule 904 under the Securities Act of 1933; or

         (5)  [ ]   pursuant to the exemption from registration provided by Rule
                    144 under the Securities Act of 1933.

         Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) or (5) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.


                                            --------------------------------
                                                       Signature

Signature Guarantee:


----------------------------                    --------------------------------
Signature must be guaranteed                                Signature

         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

--------------------------------------------------------------------------------

              TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

                  The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
       ----------------                     ------------------------------------
                                            NOTICE: To be executed by
                                                    an executive officer

              TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

                  The undersigned represents and warrants that it is purchasing this Security outside the United States as a "foreign person" in compliance with Rule 904 of Regulation S under the Securities Act and is aware that the sale to it is being made in reliance on Regulation S and acknowledges that a holder of an interest in a temporary Regulation S global security may not (i) receive the payment of any distributions, redemption price or any other payments with respect to the holder's beneficial interest in the temporary global security or
(ii) receive an interest in a permanent Regulation S global security until (A) expiration of the 40th day after the later of the commencement of the offering of the Securities and the closing date and (B) certification that the beneficial owner of the interest in the Security is a non-U.S. person.

Dated:
       ----------------                     ------------------------------------
                                            NOTICE: To be executed by
                                                    an executive officer

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

                  The original principal amount of this Global Security
is               . The following increases or decreases in this Global Security have been made:

Date of         Amount of decrease      Amount of increase      Principal amount         Signature of
Exchange        in Principal            in Principal            of this Global           authorized officer
                amount of this          amount of this          Security following       of Trustee or
                Global Security         Global Security         such decrease or         Securities
                                                                increase                 Custodian

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Security purchased by the Issuer or the Company pursuant to Section 4.06, 4.09 or 4.10 of the Indenture, check the box:

                                      [ ]

                  If you want to elect to have only part of this Security purchased by the Issuer or the Company pursuant to Section 4.06,
4.09 or 4.10 of the Indenture, state the amount in principal amount: Euro __________


Date:                               Your Signature:
      ---------------                               ----------------------------
                                                    (Sign exactly as your name
                                                    appears on the other side of
                                                    this Security.)

Signature Guarantee: --------------------------------------------
                          (Signature must be guaranteed)

         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                     EXHIBIT B-1

            Form of Certification to be Given by Holder of Beneficial
              Interest in a Temporary Regulation S Global Security

Re:      FLOWSERVE FINANCE B.V.
         (the "Issuer") o% Senior Subordinated
         Notes due 2010 (the "Notes")

[Morgan Guaranty Trust Company of New York,
Brussels office, as operator of the Euroclear
System][Clearstream Banking, Societe anonyme]

                                  Securities, [CUSIP No.     ][ISIN No.        ]

                  Reference if hereby made to the Indenture dated as of o, 2000 (the "Indenture") between the Issuer and The Bank of New York, as Trustee. Capitalized terms used herein and not otherwise defined have the meanings set forth in the Indenture.

                  [For purposes of acquiring a beneficial interest in the Permanent Regulation S Global Security upon the expiration of the Restricted period,] [For purposes of receiving payments under the Temporary Regulation S Global Security,] the undersigned Holder of a beneficial interest in the Temporary Regulation S Global Security issued under the Indenture certifies that it is [not a U.S. Person as defined by Regulation S under][a U.S. Person who purchased the beneficial interest in the Security pursuant to an exemption from, or transfer not subject to,] the Securities Act of 1933, as amended.

                  We undertake to advise you promptly by telex on or prior to the date on which you intend to submit your corresponding certification relating to the Securities held by you if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certificate applies as of such date.

                  We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocable authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and for the benefit of the Initial Purchasers.

                                               Date:

                                               By:
                                                  --------------------------
                                                  as, or as agent for, the
                                                  Holder of a beneficial
                                                  interest in the Securities
                                                  to which this certificate
                                                  relates

                                                                     EXHIBIT B-2

                  Form of Euroclear and Clearstream Certificate

Re:      FLOWSERVE FINANCE B.V.
         (the "Issuer") o% Senior Subordinated
         Notes due 2010 (the "Notes")

                    , as
Paying Agent
[address of Paying Agent]

                    , as
Trustee
[address of Trustee]

                This is to certify that, based solely on the certifications we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount of the Securities set forth below (our "Member Organizations") substantially to the effect set forth in the Indenture (the "Indenture") dated as of o, 2000, between the Company and The Bank of New York, as Trustee, Euro principal amount of the Securities held by us or our behalf are beneficially owned by non-U.S. person(s). Capitalized terms used herein and not otherwise defined have the meanings set forth in the Indenture. As used in this paragraph, the term "U.S. person" has the meaning given to it by Regulation S under the United States Securities Act of 1933, as amended.

         We further certify that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any interest in the Securities identified above are no longer true and cannot be relied upon as of the date hereof.

         [Upon expiration of Restricted Period: We hereby acknowledge that no portion of the Temporary Regulation S Global Security shall be exchanged for an interest in the Permanent Regulation S Global Security with respect to the portion thereof for which we have not received the applicable certifications from our Member Organizations.]

         [On               and upon any other payment under the Temporary
Regulation S Global Security: We hereby agree to hold (and return to the [ ] upon request) any payments received by us on the Temporary Regulation S Global Security with respect to the portion thereof for which we have not received the applicable certificates from our Member Organizations.]

           We understand that this certification is required in connection with certain securities laws of the United States of America. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocable authorized you to produce this certification to any interested party in such proceedings.

Dated:

                                           [MORGAN GUARANTY TRUST COMPANY
                                           OF NEW YORK, Brussels office, as
                                           operator of the Euroclear System

                                                 or

                                           CLEARSTREAM BANKING, Societe Anonyme]

                                           By:
                                              ----------------------------
                                              Name:
                                              Title:
---------

1. Insert dated of expiration of Restricted Period or payment date, as the case may be.


                                       2